UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
___________________________

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Atmus Filtration Technologies Inc.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Atmus™

Creating a Better Future by Protecting What Is Important

2025

Notice of Annual Meeting and Proxy Statement

2025 PROXY STATEMENT | 2

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

Invitation to 2025 Annual Meeting of Stockholders

Dear Fellow Stockholder:

We are pleased to invite you to join us, our Board of Directors, executive officers, associates and other stockholders at Atmus' 2025 Annual Meeting of Stockholders. The attached notice of our 2025 Annual Meeting of Stockholders and Proxy Statement, which we are providing to stockholders beginning on April 2, 2025, contain details of the stockholder business to be conducted at the meeting.

2024 – An Unforgettable Year at Atmus
2024 was an unforgettable year at Atmus, in which the completion of a successful share exchange marked our full independence as a company from Cummins. We established a reputation for disciplined execution and continued to deliver on our growth strategy.

What did we accomplish in 2024?

Delivered on our growth strategy and achieved strong financial results

•We grew revenue from $1,628M to $1,670M, an increase of 2.5% from 2023 despite challenging market conditions.
•We achieved $330M in adjusted EBITDA*, resulting in net debt to adjusted EBITDA of 1.2X positioning us well to execute on our growth strategy both organically and inorganically.
•We created stockholder value, completing the share exchange with Cummins divesting the remaining 80.5% of its shareholding. Throughout 2024, Atmus Cumulative Total Shareholder Return outperformed the S&P 500 and S&P 500 Industrial benchmarks.

Continued delivering on our supply chain transformation

•We established Atmus controlled distribution facilities for approximately 95% of our volume, improving on-shelf availability for our customers and driving market share gains.
•We delivered cost savings in our supply chain ahead of our plan, supporting improved profitability; we delivered 110 basis points improvement in gross margin as a percent of net sales in 2024.

Invested in our Atmus culture, prioritizing initiatives that promote Atmus’ core values: build trust, be inclusive, have courage and show caring

As we continue to evolve as an independent company, it is important that our governing principles grow with us. Stockholder feedback continues to inform how we approach Atmus’ governance practices. In line with this, proposals for enhancements to our governance provisions will be presented during our meeting.
As we approach our second Annual Meeting of Stockholders, we thank you in advance for voting and for your continued support of Atmus.

Steph Disher	Steve Macadam
Chief Executive Officer	Chair of the Board

*For a reconciliation of non-GAAP performance measures to the most directly comparable financial measures calculated in accordance with U.S. GAAP, see Appendix A.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

DATE
May 20, 2025

TIME
9:00 a.m. Central Time

RECORD DATE
March 26, 2025

VOTING

BY THE INTERNET
Visit the website noted on your proxy card to vote online

BY TELEPHONE
Use the toll-free telephone number on your proxy card to vote by telephone

BY MAIL
Sign, date, and return your proxy card in the enclosed envelope to vote by mail.

Notice of 2025 Annual Meeting of Stockholders
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of the Stockholders (the “Annual Meeting”) of Atmus Filtration Technologies Inc. will be held virtually on May 20, 2025, at 9:00 a.m. Central Time, at
www.virtualshareholdermeeting.com/ATMU2025.
The Annual Meeting will be held for the following purposes:

1	to elect the two director nominees named in the attached Proxy Statement to serve for three-year terms expiring in 2028;
2	to consider an advisory vote to approve the compensation of our named executive officers;
3	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025; and
4	to amend the Certificate of Incorporation to declassify the Board of Directors and phase-in annual director elections;
5	to amend the Certificate of Incorporation to eliminate supermajority vote provisions;
6	to amend the Certificate of Incorporation to eliminate legacy parent provisions; and
7	to transact any other business that may properly come before the meeting or any adjournment thereof.
The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically. We believe a virtual meeting allows broader access by our stockholders and other parties without restricting participation, while also reducing the environmental impact and cost of conducting the meeting.

To attend and vote during the Annual Meeting, please visit www.virtualshareholdermeeting.com/ATMU2025 (the “Annual Meeting Website”) and enter the control number found on your proxy card or voting instruction form (the “Control Number”). You may vote your shares and submit your questions during the Annual Meeting by entering your Control Number and following the instructions that are also available on the Annual Meeting Website. Your vote is important to us. Even if you plan on attending the Annual Meeting, we urge you to vote and submit your proxy in advance using one of the methods described in the accompanying proxy materials.
Only stockholders of record at the close of business on March 26, 2025, are entitled to notice of and to vote at the Annual Meeting.

A notice of Internet availability of proxy materials, or a Proxy Statement, proxy card and Annual Report, are first being sent to stockholders on or about April 2, 2025.

By Order of the Board of Directors

Tiffany B. Williams
Assistant Corporate Secretary

TABLE OF CONTENTS

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

7	Proxy Statement for 2025 Annual Meeting of Stockholders
8	PROXY STATEMENT SUMMARY AND HIGHLIGHTS
8	Meeting Information
8	Meeting Agenda and Voting Matters
8	Company Overview and Business Highlights
9	Our Director Nominees
10	Our Directors Continuing in Office
11	Board Independence and Diversity
11	Governance Highlights
11	Executive Compensation Highlights
13	ABOUT THE MEETING
16	Proposal 1 – Election of Directors
17	Diversity of Skills and Expertise
19	Nominees for Terms Ending in 2028
21	Directors Continuing in Office
26	CORPORATE GOVERNANCE
26	Director Independence
26	Board Composition
26	Board Leadership Structure
26	Board Risk Oversight
27	Board Diversity
27	Board Evaluation Process
27	Director Candidates and Nominations
27	Board and Committee Meetings
28	Talent Management and Compensation Committee Interlocks and Insider Participation
27	Communication with the Board of Directors
29	Code of Conduct
29	Corporate Governance Principles
29	Transactions with Related Parties
30	EXECUTIVE AND DIRECTOR COMPENSATION
31	Compensation Discussion and Analysis
42	Compensation Tables
30	Director Compensation for 2023
53	Pay Versus Performance
55	Talent Management and Compensation Committee Report
56	Proposal 2 – Advisory Vote to Approve Executive Compensation
57	AUDIT
57	Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm
57	Pre-Approval of Audit and Non-Audit Services
57	Audit Fees, Audit-Related Fees and All Other Fees
58	Audit Committee Report
59	OTHER MANAGEMENT PROPOSALS
59	Proposal 4 – Amendment to Certificate of Incorporation to Declassify the Board of Directors and Phase-In Annual Director Elections
61	Proposal 5 – Amendment to Certificate of Incorporation to Eliminate Supermajority Voting Provisions
62	Proposal 6 – Amendment to Certificate of Incorporation to Eliminate Parent Legacy Provisions
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63	OTHER IMPORTANT INFORMATION
63	Equity Plan Compensation Information
63	Security Ownership of Certain Beneficial Owners, Directors and Management
64	Section 16(A) Beneficial Ownership Reporting Compliance
65	Stockholder Proposals
65	Reduce Duplicate Mailings
66	APPENDIX A
67	APPENDIX B
2025 PROXY STATEMENT | 6

PROXY STATEMENT FOR 2025 ANNUAL MEETING OF STOCKHOLDERS
This Proxy Statement contains information about the 2025 annual meeting of stockholders (the “Annual Meeting”) of Atmus Filtration Technologies Inc. (the “Company”, “Atmus”, “ATMU”, “we”, and “our”). The Company is providing proxy materials to solicit proxies on behalf of Atmus’ Board of Directors (the “Board of Directors” or the “Board”). We are sending certain stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) on or about April 2, 2025. The Notice includes instructions on how to access the Proxy Statement and 2024 Annual Report to Stockholders online. Stockholders who have previously requested a printed or electronic copy of the proxy materials will continue to receive such a copy of the proxy materials, which will be sent on or about April 2, 2025. See the About the Meeting section of this Proxy Statement for additional information.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 20, 2025. This Notice of Annual Meeting, Proxy Statement and 2024 Annual Report on Form 10-K are available at www.proxyvote.com.
Forward Looking Statements
This Proxy Statement contains certain forward-looking statements about future events and results identified by words such as “will,” “expect,” “goals,” and similar words. Those statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied. Those risk factors are described in our 2024 Form 10-K and other reports filed with the Securities and Exchange Commission (the “SEC”).
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PROXY STATEMENT SUMMARY AND HIGHLIGHTS
This summary highlights selected information contained in this Proxy Statement but does not contain all the information you should consider when casting your vote. We urge you to read the entire Proxy Statement before you vote.

MEETING INFORMATION

Date: May 20, 2025	Time: 9:00 a.m. Central Daylight Time
Virtual Meeting Site: www.virtualshareholdermeeting.com/ATMU2025	Who Can Vote: Stockholders of record at the close of business on March 26, 2025

MEETING AGENDA AND VOTING MATTERS
PROPOSALS YOU ARE ASKED TO VOTE ON

	Proposal	Board’s Voting Recommendation	Page Reference
1.	Election of the two director nominees to serve for three-year terms expiring in 2028	“FOR” Each Nominee	16
2.	Advisory vote to approve the 2024 compensation of our named executive officers	“FOR”	56
3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025	“FOR”	57
4.	Amendment of the Certificate of Incorporation to declassify the Board of Directors and phase-in annual director elections	“FOR”	59
5.	Amendment of the Certificate of Incorporation to eliminate the supermajority voting provisions	“FOR”	61
6.	Amendment of the Certificate of Incorporation to eliminate legacy parent provisions	“FOR”	62
7.	Such other business that may properly come before the meeting and any postponement and adjournments thereof	“FOR”

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COMPANY OVERVIEW AND BUSINESS HIGHLIGHTS
Atmus is one of the global leaders of filtration products for on-highway commercial vehicles and off-highway agriculture, construction, mining and power generation vehicles and equipment. We design and manufacture advanced filtration products, principally under the Fleetguard brand, that enable lower emissions and provide superior asset protection.
Atmus was founded in 1958 as part of Cummins Inc. (“Cummins”). On May 30, 2023, we completed our initial public offering (“IPO”), pursuant to which 19.5% of our total outstanding shares were sold, with Cummins retaining the remaining shares. As of the closing of the IPO, Cummins owned approximately 80.5% of the outstanding shares of our common stock. On March 18, 2024, Cummins completed an exchange offer pursuant to which it transferred its remaining holdings in us to its stockholders in exchange for shares of Cummins common stock. We refer to this transaction in this Proxy Statement as the “Exchange Offer.” Following the Exchange Offer, Cummins no longer owns any shares in us, and we are an independent publicly traded company.
Because Cummins had direct holdings of approximately 80% of the voting power of the Company prior to the completion of the Exchange Offer, the Company was a “controlled company” under the rules of the New York Stock Exchange (“NYSE”). As such, the Company could avail itself of exemptions relating to the Board. As permitted by the NYSE rules for “controlled companies,” our Board was not majority independent for all of 2024. As of the completion of the Exchange Offer, we ceased to be a “controlled company” under the rules of the NYSE, and our Board has complied with NYSE corporate governance rules, including appointing a majority of independent directors to the Board and fully independent committees of the Board.
In 2024, we achieved strong financial results despite challenging market conditions. Our team worked diligently throughout the year to deliver profitable growth. With a solid balance sheet and liquidity, we continue to be well-positioned to fund investments to drive growth and stockholder value creation. The following are only selected measures of Company performance. For complete financial information, please see our audited financial statements included in our 2024 Annual Report to Stockholders.

Atmus 2024 FY results (in millions)	$1,670	$115	$330
	Sales	Adj. free cash flow	Adj. EBITDA*

	*For a reconciliation of non-GAAP performance measures to the most directly comparable financial measures calculated in accordance with U.S. GAAP, see Appendix A.

2025 PROXY STATEMENT | 9

OUR DIRECTOR NOMINEES
The following table provides summary information about our director nominees:

Name	Age	Appointed	AC	TMCC	GN
R. Edwin Bennett Retired Vice Chair — Operations and Chief Operating Officer of Ernst & Young	63	2022
Stephen E. Macadam Retired Chief Executive Officer and President of EnPro Industries, Inc.	64	2022

OUR DIRECTORS CONTINUING IN OFFICE
The following table provides summary information about our directors continuing in office:
Terms expiring in 2026

Name	Age	Appointed	AC	TMCC	GN
Stephanie J. Disher Chief Executive Officer, Atmus	49	2022
Diego Donoso Retired President of Packaging & Specialty Plastics of Dow Inc.	58	2024
Stuart A. Taylor II Chief Executive Officer, The Taylor Group LLC	64	2024			Chair
Terms expiring in 2027

Name	Age	Appointed	AC	TMCC	GN
Gretchen R. Haggerty Retired Chief Financial Officer of U.S. Steel Corporation	69	2022	Chair
Jane A. Leipold President of JAL Executive HR Consulting, LLC	64	2022		Chair
Member

AC =     Audit Committee
TMCC =     Talent Management and Compensation Committee
GN =     Governance and Nominating Committee
2025 PROXY STATEMENT | 10

BOARD INDEPENDENCE AND DIVERSITY
The Company has nominated highly qualified, independent leaders to serve on its Board of Directors. We believe that directors with different attributes, skills, experiences, and backgrounds create an effective Board focused on the long-term goals and needs of the Company’s stockholders and other stakeholders.

Average Age of 62 Newly assembled Board	Gender Diversity 3 of 7 Board members identify as female
Independence 6 of 7 Board members are independent directors	Racial/Ethnicity Diversity 2 of 7 Board members are racially and/or ethnically diverse

GOVERNANCE HIGHLIGHTS
Our commitment to good corporate governance stems from our belief that a strong governance framework creates long-term value for our stockholders, strengthens Board and management accountability, and builds trust in the Company and its brand. Our governance framework includes, but is not limited to, the following highlights:

Independent Board Chair	Supermajority independent Board
Board and committee self-evaluation	Detailed strategy and risk oversight by Board and its committees
Robust clawback policy for executive compensation plans	Director orientation and continuing education
Mandatory retirement age	Annual assessment of Board leadership structure
All committee chairs and committee members are independent	Stock ownership guidelines for directors and executive officers
Prohibitions on hedging and pledging of Company stock	Strong Board diversity

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EXECUTIVE COMPENSATION HIGHLIGHTS
Our long-term success depends on our ability to attract, motivate, focus and retain highly talented individuals committed to Atmus’ vision, strategy and corporate culture. To that end, our executive compensation program is designed to link our executives’ pay to their individual performance, to Atmus’ annual and long-term performance and to successful execution of Atmus’ business strategies. Atmus’ salary levels and incentive targets are intended to recognize individual performance and market pay levels. The Atmus compensation philosophy rewards executives for achieving financial objectives and building long-term value for stockholders and other stakeholders.
Executive Compensation Elements

Compensation Element	Form of Payment	Performance Metrics	Rationale
Base Salary	Cash	Individual Performance	Market-based to attract and retain skilled executives. Designed to recognize scope of responsibility, individual performance and experience.
Annual Bonus	Cash	100% Adjusted EBITDA	Rewards operational performance
Long-Term Incentive Compensation	Restricted stock units (RSUs) (30%) and Performance stock units (PSUs) (70%)	Return on Invested Capital (ROIC), weighted at 50% and Adjusted EBITDA, weighted at 50% over a three-year period	ROIC and Adjusted EBITDA provide an incentive for profitable growth and correlate well with stockholder value.
TARGET TOTAL DIRECT COMPENSATION MIX — 2024

We are asking you to approve an advisory, nonbinding vote on compensation awarded in 2024 to our named executive officers — our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the three additional most highly paid, executive officers as listed in the Summary Compensation Table in the Compensation Discussion and Analysis section.
2025 PROXY STATEMENT | 12

ABOUT THE MEETING
Why am I Receiving These Proxy Materials?
You have received these proxy materials because you were an Atmus stockholder of record as of March 26, 2025 (the “Record Date”), and Atmus’ Board of Directors is soliciting your authority (or proxy) to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.
Who Pays for the Cost of Proxy Solicitation?
The Company will pay the cost of soliciting proxies on behalf of the Board of Directors. Our directors, officers and other employees may solicit proxies by mail, personal interview, telephone or electronic communication. None of them will receive any special compensation for these efforts.
When Was the Record Date, and Who Is Entitled to Vote?
The Board of Directors set March 26, 2025, as the Record Date for the Annual Meeting. Holders of Atmus common stock as of the Record Date are entitled to one vote per share. As of the Record Date, there were [83,355,930] shares of Atmus common stock outstanding.
A list of all registered stockholders as of the Record Date will be available for examination by stockholders during normal business hours at 26 Century Boulevard, One Century Place, Suite 500, Nashville, Tennessee 37214 at least five business days prior to the Annual Meeting.
How Can I Attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were an Atmus stockholder as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting. There is no physical location for this meeting. You can attend the Annual Meeting online, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ATMU2025. Please follow the registration instructions outlined below.
The online meeting will begin promptly at 9:00 a.m., Central Daylight Time. We encourage you to access the meeting website prior to the start time to provide ample time for check-in.
What is the Quorum Requirement for the Annual Meeting?
A quorum of stockholders is necessary to hold a valid meeting. Holders of at least a majority of the votes entitled to be cast at the meeting must be present in person or by proxy at the Annual Meeting to constitute a quorum. Abstentions and shares represented by broker non-votes that are present and entitled to vote at the Annual Meeting on any matter will be counted as present for establishing a quorum.

How Do I Vote Before the Meeting?
If you are a registered stockholder, which means you hold your shares in certificate form or through an account with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you have three options for voting before the Annual Meeting:
•Over the internet, at proxyvote.com, by following the instructions on the Notice or proxy card;
•By telephone, by dialing 1-800-690-6903; or
•By completing, dating, signing and returning a proxy card by mail.
If your valid proxy is received by internet, telephone or mail, before the Annual Meeting, your shares will be voted at the Annual Meeting in accordance with your instructions.
If you are a beneficial holder, meaning you hold your shares in “street name” through an account with a bank or broker, your ability to vote over the internet or by telephone depends on the voting procedures of your bank or broker. Please follow the directions on the voting instruction form that your bank or broker provides.
Can I Vote at the Meeting?
Yes, if you owned shares on the Record Date. If you attend the Annual Meeting, shares held directly in your name as the stockholder of record may be voted by entering the 16-digit control number found on your proxy card or Notice when you log into the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote in advance, as described above under “How Do I Vote Before the Meeting?” so that your vote will be counted if you later decide not to attend the Annual Meeting.
Shares held in “street name” through a brokerage account or by a broker, bank or other nominee may be voted at the Meeting by entering the 16-digit control number found on your voter instruction form when you log into the Annual Meeting.
May I Revoke My Proxy and/or Change My Vote?
Yes. You may revoke your proxy and/or change your vote by:
•Signing another proxy card with a later date and delivering it to us before the Annual Meeting;
2025 PROXY STATEMENT | 13

•Voting again over the internet or by telephone prior to 11:59 p.m., Eastern Daylight Time, on May 19, 2025;
•Voting during the Annual Meeting before the polls close using your 16-digit control number; or
•Notifying the Company’s Assistant Corporate Secretary in writing before the Annual Meeting that you revoke your proxy.
What if I Sign and Return My Proxy but Do Not Provide Voting Instructions?
Proxies that are signed, dated and returned but do not contain voting instructions will be voted:
•"For" the election of all of the two named director nominees for three-year terms expiring in 2028;
•“For” the advisory vote to approve executive compensation;
•“For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025;
•"For" the amendment of the Certificate of Incorporation to declassify the Board of Directors and phase-in annual director elections;
•"For" the amendment of the Certificate of Incorporation to eliminate supermajority voting provisions;
•"For” the amendment of the Certificate of Incorporation to eliminate legacy parent provisions; and
•On any other matters properly brought before the Annual Meeting, in accordance with the best judgment of the named proxies.
Will My Shares be Voted if I Do Not Provide a Proxy or Voting Instruction Form?
If you are a registered stockholder and do not provide a proxy by voting over the internet, by telephone or by signing and returning a proxy card, you must attend the Annual Meeting to vote.
If you hold shares through an account with a bank or broker, the voting of the shares by the bank or broker when you do not provide voting instructions is governed by the rules of the NYSE. These rules allow banks and brokers to vote shares in their discretion on “routine” matters for which their customers do not provide voting instructions. On matters considered “non-routine,” banks and brokers may not vote shares without your instruction. Shares that banks and brokers are not authorized to vote are referred to as “broker non-votes.”
The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025 and the amendment of the Certificate of Incorporation to eliminate legacy parent provisions are each considered a routine matter. Accordingly, banks and brokers may vote shares on these proposals without your instructions, and there will be no broker non-votes with respect to these proposals.
The other proposals will be considered non-routine, and banks and brokers therefore cannot vote shares on those proposals without your instructions. Please note that if you want your vote to be counted on those proposals, including the election of directors, you must instruct your bank or broker how to vote your shares. If you do not provide voting instructions, no votes will be cast on your behalf with respect to those proposals.
What Is the Voting Standard for Each Annual Meeting Agenda Item?

	Agenda Item	Voting Standard	Effect of Withheld Votes or Abstentions	Effect of Broker Non-Votes
1.	Election of 2 directors	Plurality of Votes Cast	None	None
2.	Advisory Vote to Approve Executive Compensation	Majority of Votes Cast	None	None
3.	Ratification of the Appointment of Independent Registered Public Accounting Firm for 2025	Majority of Votes Cast	None	None
4.	Amendment of the Certificate of Incorporation to declassify Board of Directors and phase-in annual director elections	75% of Total Shares Outstanding	Against	Against
5.	Amendment of the Certificate of Incorporation to eliminate supermajority voting provisions	75% of Total Shares Outstanding	Against	Against
6.	Amendment of the Certificate of Incorporation to eliminate legacy parent provisions	Majority of Total Shares Outstanding	Against	Against
•Election of Directors: As allowed under Delaware law for the election of directors, and as set forth in the Company’s bylaws, the election of directors is to be decided by a plurality vote of the Atmus common stock present or represented by proxy and entitled to vote at the Annual Meeting. Under plurality voting, director nominees are elected by a plurality of the votes cast, meaning that the nominees with the most affirmative votes are elected to fill the available seats up to the maximum number of directors to be elected
What Does it Mean if I Receive More Than One Notice, Proxy Card or Voting Instruction Form?
2025 PROXY STATEMENT | 14

This means that your shares are registered in different names or are held in more than one account. To ensure that all shares are voted, please vote each account over the internet or by telephone, or sign and return by mail all proxy cards and voting instruction forms. We encourage you to register all shares in the same name and address by contacting our transfer agent, Broadridge Corporate Issuer Solutions, Inc., at 1-877-830-4932. If you hold your shares through an account with a bank or broker, you should contact your bank or broker and request consolidation.
Can I Ask Questions at The Meeting?
Yes. As part of the Annual Meeting, we will hold a question-and-answer session, which will include questions submitted both live and prior to the Annual Meeting. You may submit a question before the Annual Meeting at www.virtualshareholdermeeting.com/ATMU2025 after logging in with your 16-digit control number until the day before the Annual Meeting. Alternatively, you will be able to submit questions live during the Annual Meeting by accessing the Annual Meeting at www.virtualshareholdermeeting.com/ATMU2025 using your 16-digit control number. Questions pertinent to meeting matters will be answered during the meeting, subject to time limitations.
Where and When Will I Be Able to Find the Voting Results?
You can find the official results of the voting at the Annual Meeting in our Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
2025 PROXY STATEMENT | 15

PROPOSAL 1 – ELECTION OF DIRECTORS
The Board of Directors recommends a vote "FOR" each of the director nominees for a three-year term expiring in 2028
The Board is divided into three classes, with the terms of office of each class ending in successive years. The terms of directors R. Edwin Bennett and Stephen E. Macadam will expire at the Annual Meeting, and the Board has nominated each of them to serve for an additional three-year term expiring at the 2028 annual meeting of stockholders. If elected, the nominees would serve until the expiration of their terms and until their successors have been elected and qualified. Proxies cannot be voted for more than two nominees. Should any one or more of the nominees become unable or unwilling to serve (which is not expected), the proxies unless marked to the contrary will be voted for such other person or persons as the Board may recommend.
We are also presenting a proposal to declassify the Board (Proposal 4). If that proposal receives sufficient stockholder support, starting in 2026, directors will stand for one-year terms, with the full Board standing for annual election starting in 2028.
The election of directors is to be decided by a plurality vote of the Atmus common stock present or represented by proxy and entitled to vote at the Annual Meeting. Under plurality voting, director nominees are elected by a plurality of the votes cast, meaning that the nominees with the most affirmative votes are elected to fill the available seats up to the maximum number of directors to be elected. You may vote for all the director nominees, withhold authority to vote your shares for all the director nominees or withhold authority to vote your shares with respect to any one or more of the director nominees. Withholding authority to vote your shares with respect to one or more director nominees will have no effect on the election of those nominees.
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DIVERSITY OF SKILLS AND EXPERTISE
To assist with candidate assessment, our Governance and Nominating Committee (the “Governance Committee”) utilizes a matrix, which is reviewed annually, of the relevant attributes, skills and experiences that evolve with the Company’s business and strategy. With this in mind, the Board, led by the Governance Committee chair, identified the following attributes, skills and experiences as most relevant for the Company’s Board at this time:

Executive Leadership Leadership experience, including through service in public and private company executive roles or leadership	Public Company Board Experience Insight overseeing and leading public companies and strategies for building partnerships with different customers and stakeholders
7 out of 7	5 out of 7

Global Experience
Experience in, and exposure to, operating within complex business environments and diverse markets; engaging with international stakeholders; and navigating global regulatory regimes and frameworks
Financial and Accounting Expertise Understanding or overseeing financial reporting, disclosure controls and internal controls
7 out of 7	6 out of 7

M&A/Business Development Experience developing and implementing operating plans and business strategy	Spin-Off Experience Experience with the nuances of creating an independent public company from a parent company
7 out of 7	5 out of 7

Dealers/Distributors Experience Leadership experience with dealers and distributors as an important part of the value chain	Cybersecurity, Technology and Innovation Experience Knowledge or experience with technology innovations, digital solutions, innovative business models, data analytics, and cybersecurity risks
3 out of 7	1 out of 7

Human Capital Expertise Experience managing a human resources or compensation function
1 out of 7

2025 PROXY STATEMENT | 17

Attributes, Skills and Experiences
Executive Leadership	•	•	•	•	•	•	•
Public Company Board Experience		•	•	•		•	•
Global Experience	•	•	•	•	•	•	•
Financial and Accounting Expertise	•	•	•	•		•	•
M&A/Business Development	•	•	•	•	•	•	•
Spin-Off Experience	•	•		•	•	•
Dealers/Distributors		•	•				•
Cybersecurity, Technology and Innovation Experience	•
Human Capital Expertise					•
2025 PROXY STATEMENT | 18

NOMINEES FOR TERMS ENDING IN 2028

R. EDWIN BENNETT Independent Director Age: 63 Director since: 2022 Term Expires 2025 Board Committees: Audit and Governance and Nominating
Mr. Bennett retired from Ernst & Young ("EY") in September 2021 after a 38-year career as a professional services partner and senior business leader. Mr. Bennett served in many senior leadership roles at EY, most recently as the Vice Chair — Operations and Chief Operating Officer from 2015 through 2021. Prior to that role, Mr. Bennett served as EY’s Deputy Vice Chair and Chief Operating Officer — Consulting Services. Mr. Bennett serves as a strategic advisor to Arkestro, Inc.("Arkestro") and is a member of its Executive Advisory Board, which is focused on enhancing customer experiences, driving business value and accelerating transformation. Prior to Arkestro, Mr. Bennett provided strategic advice to ServiceNow. Mr. Bennett earned his Bachelor of Science in Accounting from the University of Georgia and is a Certified Public Accountant. Mr. Bennett also completed the Executive Leadership Program at the Kellogg School of Management and the Global Executive Leadership Program at Harvard Business School.

Attributes and Skills:
Executive Leadership
Global Experience
Financial and Accounting Expertise
M&A/Business Development
    Spin-Off Experience
Cybersecurity, Technology and Innovation Experience

Key Contributions to the Board:
•Extensive leadership experience developed as lead of global operations of one of the world’s largest consulting organizations
•Deep accounting and cyber acumen
•Experience advising other public companies

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STEPHEN E. MACADAM Independent Director and Chair of the Board of Directors Age: 64 Director since: 2022 Term Expires 2025 Board Committees: Governance and Nominating, Talent Management and Compensation
Mr. Macadam served as Vice Chairman of EnPro Industries, Inc., a diversified manufacturer of industrial products (“EnPro”), from August 2019 to February 2020. From April 2008 until his retirement in July 2019, he served as Chief Executive Officer and President of EnPro. From October 2005 to March 2008, he was Chief Executive Officer of BlueLinx Inc., the largest building products distribution company in North America at that time. From August 2001 to September 2005, he served as President and CEO of Consolidated Container Company, LLC. Prior to that position, Mr. Macadam held senior leadership positions at Georgia-Pacific Corporation and was a partner at McKinsey & Company. Mr. Macadam has served as a director of Louisiana-Pacific Corp. (NYSE: LPX) since February 2019, where he is the chair of the compensation committee and a member of the governance and corporate responsibility committee, and he has served as a director of Sleep Number Corporation (NASDAQ: SNBR) since November 2023, where he is the co-chair of the capital allocation committee and a member of the corporate governance committee. From February 2020 until November 2023, Mr. Macadam served as a director of Veritiv Corporation (NYSE: VRTV), where he served as chairman of the board of directors from September 2020 to November 2023. From 2016 until January 2023, Mr. Macadam served as a director of Valvoline Inc. (NYSE: VVV), where he was a member of the compensation committee and the governance and nominating committee. Previously, Mr. Macadam also served as a director of EnPro (NYSE: NPO) from 2008 to February 2020. Mr. Macadam holds a Bachelor of Science in Mechanical Engineering from the University of Kentucky, a Master of Science in finance from Boston College and a Master of Business Administration from Harvard Business School, where he was a Baker Scholar.

Attributes and Skills:
Executive Leadership
Public Company Board Experience
Global Experience
Financial and Accounting Expertise
M&A/Business Development
Spin-Off Experience
Dealers/Distributors

Key Contributions to the Board:
•Significant experience and knowledge in the areas of executive leadership, international operations, mergers and acquisitions, business re-orientation, industrial products manufacturing, product distribution and procurement, and finance and accounting gained through experience as a former Chief Executive Officer
•Significant experience gained from service on the board of directors of other publicly-traded companies

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DIRECTORS CONTINUING IN OFFICE

STEPHANIE J. DISHER CEO and Director Age: 49 Director since: 2022 Term Expires 2026
Ms. Disher currently serves as Atmus’ Chief Executive Officer ("CEO") and a Director of Atmus' Board of Directors. Ms. Disher led the successful initial public offering of Atmus, which occurred in May 2023, and since then has led Atmus as its CEO. Ms. Disher previously served as Vice President of Cummins Inc. ("Cummins") and President of Cummins Filtration Inc. Prior to that role, Ms. Disher served in various leadership roles, since joining Cummins in 2013, including as Managing Director for Cummins in the South Pacific region. Prior to her career with Cummins, Ms. Disher held senior leadership roles with BP plc for thirteen years. Ms. Disher holds a Bachelor’s degree in Commerce from the University of Western Sydney and a Master of Business Administration from the University of Melbourne.
Ms. Disher was appointed to the IDEX (NYSE: IEX) Board of Directors in February 2025 where she serves on the Nominating and Corporate Governance Committee.

Attributes and Skills:
Executive Leadership Public Company Board Experience
Global Experience
Financial and Accounting Expertise
M&A/Business Development
Spin-Off Experience
Dealers/Distributors

Key Contributions to the Board:
•Extensive experience in the industry and global leadership
•International leadership experience
•Strategic capability
•Commercial capability, including deep finance expertise

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DIEGO DONOSO Independent Director Age: 58 Director since: 2024 Term Expires 2026 Board Committees: Audit, Governance and Nominating
Mr. Donoso retired in April 2023 from Dow Inc. (“Dow”), an American multinational materials science company. From 2012 until his retirement, Mr. Donoso served as President of Packaging & Specialty Plastics (“P&SP”), one of three operating segments of Dow, which consisted of two integrated global businesses: Hydrocarbons and Packaging and Specialty Plastics. Mr. Donoso began his career with Dow more than 30 years ago when he joined Dow as a trainee in the commercial department in São Paulo, Brazil. Over the next 20 years, Mr. Donoso served in numerous business and commercial leadership positions for Dow’s resins and plastics franchise in both Latin America and Europe. In 2010, Mr. Donoso was appointed President of Dow Japan and Korea based in Tokyo, Japan, and, in 2012, transferred to Dow’s corporate headquarters in Midland, Michigan and was promoted to President of P&SP later that year. Mr. Donoso has served as a director of GrafTech International Ltd. (NYSE: EAF), a manufacturer of graphite electrodes and petroleum coke, since 2023 and currently serves as a member of the audit committee. Mr. Donoso earned his Bachelor of Science in Marketing and International Business from Babson College.

Attributes and Skills:
Executive Leadership
Public Company Board Experience
Global Experience
Financial and Accounting Expertise
M&A/Business Development
Dealers/Distributors

Key Contributions to the Board: •Significant executive leadership experience •Broad-based and valuable insights on business development •Deep experience on international business issues

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GRETCHEN R. HAGGERTY Independent Director Age: 69 Director since: 2022 Board Committees: Audit (Chair), Governance and Nominating
Ms. Haggerty had a 37-year career with United States Steel Corporation (NYSE:X) and its predecessor, USX Corporation, which, in addition to steel production, also managed and supervised energy operations, principally through Marathon Oil Corporation. From March 2003 until her retirement in 2013, she served as Executive Vice President & Chief Financial Officer and also served as Chairman of the U.S. Steel & Carnegie Pension Fund and its Investment Committee. Earlier, she served in various financial executive positions at U.S. Steel Corporation and USX Corporation, beginning in November 1991 when she became Vice President and Treasurer. Ms. Haggerty has served as a director of Teleflex Incorporated (NYSE: TFX), a global provider of medical technology products, since 2016 and currently serves as a member of the audit committee. Ms. Haggerty has also served as a director of Johnson Controls International plc (NYSE:JCI), since March 2018, where she serves as chair of the audit committee. She is a former director of USG Corporation, a leading manufacturer of building materials. Ms. Haggerty earned her Bachelor of Science in Accounting from Case Western Reserve University and her Juris Doctorate from Duquesne University School of Law.

Attributes and Skills:
Executive Leadership
Public Company Board Experience
Global Experience
Financial and Accounting Expertise
M&A/Business Development
Spin-Off Experience

Key Contributions to the Board:
•Deep financial acumen as a former Chief Financial Officer
•Experience serving on the board of directors of multiple international companies
•Significant knowledge of the global marketplace gained from business experience
•Experience leading global teams

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JANE A. LEIPOLD Independent Director Age: 64 Director since: 2022 Board Committees: Talent Management and Compensation (Chair), Governance and Nominating
Ms. Leipold is President of JAL Executive HR Consulting, LLC, providing a wide breath of executive HR consulting services, working with CEOs and Board Directors on compensation, talent management and succession projects. Previously, from 2006 through 2016, Ms. Leipold served as Senior Vice President & Chief Human Resources Officer for TE Connectivity (NYSE: TEL), a global technology leader serving the consumer electronics, healthcare, automotive, aerospace and industrial machinery industries. Between 2006 and 2007, Ms. Leipold was part of the senior executive team responsible for establishing TE Connectivity as a public company after separating from Tyco International. From 2001 through 2006, Ms. Leipold served as Vice President of HR for Tyco Electronics, a division of Tyco International. Previously, Ms. Leipold held a variety of global human resources and talent development roles as well as roles in engineering and operations early in her career. Ms. Leipold holds a Bachelor of Science in Quantitative Business Analysis and a Master of Business Administration from Pennsylvania State University.

Attributes and Skills:
Executive Leadership
Global Experience
M&A/Business Development
Spin-Off Experience Human Capital Expertise

Key Contributions to the Board:
•Broad knowledge of global manufacturing, engineering and operations and mergers and acquisition
•Extensive global experience working with other publicly traded industrial companies and board of directors on compensation and succession projects
•Extensive experience and knowledge in Human Resource practices

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STUART A. TAYLOR II Independent Director Age: 64 Director since: 2024 Term Expires 2026 Board Committees: Talent Management and Compensation, Governance and Nominating (Chair)
Mr. Taylor is the President of The Taylor Group LLC, a non-traditional private equity firm focused on investing in private companies in partnership with high potential entrepreneurs. He previously held positions as senior managing director at Bear, Stearns & Co. Inc. (1999–2001), and managing director of CIBC World Markets and head of its Global Automotive Group and Capital Goods Group (1996–1999). He also served as managing director of the Automotive Industry Group at Bankers Trust (1993–1996), following a 10-year position in corporate finance at Morgan Stanley. Mr. Taylor has served as a director of Wabash National Corporation (NYSE: WNC), a manufacturer of motor vehicle parts, since 2019, where he chairs the finance committee and serves as a member of the audit committee, Ball Corporation (NYSE: BALL), a manufacturer of metal products, since 1999, where he chairs the nominating and corporate governance committee and is a member of the human resources committee, and Hillenbrand Industries Inc. (NYSE: HI), a global industrial company, since 2008, where he chairs the mergers and acquisitions committee and serves on the compensation and management development committee and nominating and corporate governance committee. Mr. Taylor previously served as director of Essendant Inc., formerly known as United Stationers Inc., a wholesale distributor of business products, from 2011 until 2019. Mr. Taylor earned his Bachelor of Arts in History from Yale University and his Master of Business Administration from Harvard University.

Attributes and Skills:
Executive Leadership
Public Company Board Experience
Global Experience
Financial and Accounting Expertise
M&A/Business Development
Dealers and Distributors

Key Contributions to the Board:
•Experience and knowledge in the areas of executive leadership, mergers and acquisitions, developing talent and diversity and inclusion
•Significant experience gained from service on the board of directors of other publicly-traded companies

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CORPORATE GOVERNANCE
DIRECTOR INDEPENDENCE
The Board of Directors assesses on a regular basis, at least annually, the independence of our directors and, based on the recommendation of the Governance Committee, decides which members are independent. Our Board of Directors has determined that R. Edwin Bennett, Diego Donoso, Gretchen R. Haggerty, Jane A. Leipold, Stephen E. Macadam and Stuart A. Taylor II are independent directors under the applicable rules of the SEC and NYSE.
BOARD COMPOSITION
Our directors are currently divided into three classes serving staggered three-year terms. Upon expiration of the term of a class of directors, directors in that class are currently eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. As a result of the current classification of directors, it generally takes at least two annual meetings of stockholders to effect a change in a majority of the members of our Board of Directors.
As part of our regular governance review, our Board of Directors has decided to evolve to a more standard large-cap governance structure. We are presenting a proposal to declassify the Board and, if approved, will elect directors to one-year terms starting in 2026 with the entire Board standing for annual elections in 2028 and beyond. We are also presenting proposals to remove supermajority voting provisions and legacy parent provisions in our Amended and Restated Certificate of Incorporation (our "Charter"). This Proxy Statement contains management proposals to effectuate these matters.
We are seeking to implement these changes in a timely fashion, yet in a manner that also allows a smooth transition to the new governance structure. In this regard, R. Edwin Bennett and Stephen E. Macadam, currently serving as Class II directors with terms expiring at the Annual Meeting, have been nominated by the Board to serve for an additional three-year term expiring at our 2028 annual meeting of stockholders. Assuming passage of the declassification proposal, elections beginning in 2026 for our current Class III directors, Stephanie J. Disher, Diego Donoso and Stuart A. Taylor II, will be for a one-year term. The supermajority standard and legacy parent provisions will also be eliminated for subsequent elections should the proposals succeed.
BOARD LEADERSHIP STRUCTURE
Our corporate governance principles describe in detail how our Board intends to conduct its oversight role in representing our stakeholders. As stated in the principles, our Board has the freedom to decide who our Board Chair and CEO should be based solely on the factors it believes are in the best interests of the Company and its stockholders.

Our Board evaluates its policy on whether the roles of our Board Chair and CEO should be combined on an annual basis. In doing so, our Board considers the skills, experiences and qualifications of our then-serving directors (including any newly-elected directors), the evolving needs of the Company, how well our leadership structure is functioning, and the views of our stockholders. Currently, our Board believes it is in the best interests of the Company for the roles of our Board Chair and CEO to be separate. The Board has elected Stephen E. Macadam to be the Non-Executive Chair of the Board.

BOARD RISK OVERSIGHT
Our Board of Directors and its committees have oversight of our risk management processes and material enterprise-related risks. Atmus has established an enterprise risk management program that is intended to identify, categorize and analyze the relative severity and likelihood of the various types of material enterprise-related risks to which we are or may be subject. Atmus has established an executive risk council, consisting of its Senior Vice President and CFO, Senior Vice President and Chief Legal Officer and Corporate Secretary (position currently vacant and responsibilities fulfilled by Interim Lead Counsel), Senior Vice President and Chief People Officer, and Senior Vice President and President of Power Solutions, to review and update its material enterprise-related risks and their mitigation plans. We assign ownership of our most significant enterprise risks to a member of our leadership team. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board of Directors to understand Atmus’ risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic, and reputational risk.
Our Audit Committee is responsible for overseeing Atmus’ risk exposure to information security, cybersecurity, and data protection, as well as the steps management has taken to monitor and control such exposures. Our Audit Committee regularly provides reports to the Board of Directors on cybersecurity risk management. Atmus’ Audit Committee charter explicitly sets forth the Audit Committee’s responsibility for such oversight through the oversight of (i) Atmus’ global cybersecurity operations function, led by our executive director of cybersecurity and infrastructure; (ii) our Vice President and Chief Information Officer; and (iii) our senior management information security council, which consists of our Vice President and Chief Information Officer, Senior Vice President and CFO, Vice President and Chief Technology Officer, Senior Vice President and Chief Legal Officer & Corporate Secretary (position currently vacant and responsibilities fulfilled by Interim Lead Counsel), Vice President of Strategy and Director of Internal Audit & Enterprise Risk Management. As part of its oversight of Atmus’ overall enterprise risk management framework, Atmus’ Board of Directors reviews Atmus’ cybersecurity risk management on at least on a bi-annual basis.

Our Board of Directors, Audit Committee, Talent Management and Compensation Committee, and/or Governance Committee receive periodic reports and information directly from senior leaders who have functional responsibility over our enterprise risks. Our Board of Directors and/or its appropriate committees then review such information, including management’s proposed mitigation strategies and plans, to monitor our progress on mitigating the risks.
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BOARD DIVERSITY
One of our core values is ‘be inclusive.’ In evaluating candidates for our Board of Directors, our Governance Committee considers only potential directors who share this value, as well as our other core values. We believe that directors with different backgrounds and experiences make our boardroom and the Company stronger. Although our Board of Directors does not have a formal written diversity policy with respect to the evaluation of director candidates, in its evaluation of director candidates, our Governance Committee will consider factors including, without limitation, issues of character, integrity, judgment, potential conflicts of interest, other commitments, and diversity, and with respect to diversity, such factors as gender, race, ethnicity, experience, and area of expertise, as well as other individual qualities and attributes that contribute to the total diversity of viewpoints and experience represented on the Board of Directors. Additionally, as reflected in our corporate governance principles, we are committed to equal employment opportunities in assembling our Board of Directors. Our Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board of Directors as a whole and its individual members. We believe our Board of Directors has been effective in assembling a highly- qualified, diverse group of directors, currently consisting of three female directors and two ethnically diverse directors. We will continue to identify opportunities to enhance our board diversity as we consider future candidates.
BOARD EVALUATION PROCESS
The Board recognizes a rigorous, ongoing evaluation process as an essential component of strong corporate governance practices that promotes continuing Board effectiveness. Each year, the Governance Committee oversees a Board and committee evaluation process consistent with the NYSE standards. The Board’s annual evaluation process is reflective and expansive. The Governance Committee solicits feedback using a written questionnaire. Further, the Board Chair conducts one-on-one calls with directors to discuss the Board’s performance and to assess the Board’s culture, process, and discussions and their substantive content. The Board discusses the results of the annual evaluations, identifies areas for further consideration and opportunities for improvement and addresses actionable matters.
DIRECTOR CANDIDATES AND NOMINATIONS
The Governance Committee makes recommendations to the Board for nominations and identifies and screens potential new candidates, including by reviewing recommendations from other Board members, management and stockholders. The Governance Committee may also retain search firms to assist in identifying and screening candidates. Prior to the Exchange Offer, Cummins had the right to designate individuals for nomination to our Board up to a majority of the members of our Board, and Cummins had the right to designate the Chair of our Board. Following the completion of the Exchange Offer, no director remains on the Board that is a member of Cummins’ senior management team, and Cummins no longer has any right to designate individuals for nomination to our Board.
Any stockholder who would like the Governance Committee to consider a candidate for Board membership must send timely notice delivered in accordance with the requirements specified in our bylaws. Such notice shall include all information required to be disclosed in solicitations of proxies for election of directors, including the name and address of the proposing stockholder and of the proposed candidate, the business, professional and educational background of the proposed candidate, and a description of any agreement or relationship between the proposing stockholder and proposed candidate. The communication must be sent by mail or other delivery service to the attention of the Assistant Corporate Secretary at the Company’s principal executive offices. See the About the Meeting section of this Proxy Statement for more information.
BOARD AND COMMITTEE MEETINGS
The Board meets at least five times annually, adding meetings as needed. Our Board met seven times in 2024. Our three standing committees, as described below, report regularly to the full Board on their activities and actions.
Attendance
Directors are expected to regularly attend Board and committee meetings, as well as to attend our annual meeting of stockholders. During 2024, each current director attended at least 75% of the meetings of the Board and the standing committees on which he or she sits.
Committee Structure and Composition
The members of the Board of Directors are appointed to various committees. The standing committees of the Board are the Audit Committee, the Governance Committee, and the Talent Management and Compensation Committee (the “TMCC”).
Because Cummins had direct holdings of approximately 80% of the voting power of the Company prior to the completion of the Exchange Offer, the Company was a “controlled company” under the rules of the New York Stock Exchange (“NYSE”). As such, the Company could avail itself of exemptions relating to certain Board committees. As permitted by the NYSE rules for “controlled companies,” our Board did not require that the Governance Committee and Talent Management and Compensation Committee be comprised solely of independent directors for all of 2024. As of the completion of the Exchange Offer, we ceased to be a “controlled company” under the rules of the NYSE, and our Board has complied with NYSE corporate governance rules, including appointing a majority of independent directors to the Board and establishing a fully independent Governance Committee, Talent Management and Compensation Committee, and Audit Committee.
Each Committee operates under a written charter adopted by the Board of Directors. The charters are available on our website located at www.atmus.com. Website references and links to websites included in this Proxy Statement are provided solely for convenience purposes. Content on the websites, including content on our website, is not, and shall not be deemed to be, part of this Proxy Statement or incorporated by reference herein.

Board Committees
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COMMITTEE	MEMBERS	DESCRIPTION
Audit Committee[1] Meetings held in 2024: 8	Gretchen R. Haggerty (Chair) R. Edwin Bennett Diego Donoso
•assists the Board in its oversight of the Company’s financial statements
•hires, monitors and replaces our independent auditor, the independent auditor’s qualifications and independence
•monitors the systems of internal control and disclosure controls that management has established
•monitors the performance of internal and independent audit functions
•reviews and approves related party transactions
•oversees cybersecurity risk management

Talent Management and Compensation Committee[2] Meetings held in 2024: 7	Jane A. Leipold (Chair) Stephen E. Macadam Stuart A. Taylor II
•assists the Board in overseeing the Company’s executive compensation policies and practices
•provides oversight of our compensation plans
•reviews and provides oversight of the Company’s strategies for talent management
•assesses talent management policies, programs and processes, including leadership, culture, diversity and inclusion and succession
•the Talent Management and Compensation Committee engaged Farient Advisors LLC (until July 2024) and Pay Governance LLC (as of July 2024) as its independent compensation consultant in 2024 to provide input and advice concerning the compensation of our officers and Board and related matters

Governance Committee[3] Meetings held in 2024: 5	Stuart A. Taylor II (Chair) R. Edwin Bennett Gretchen R. Haggerty Jane A. Leipold Diego Donoso Stephen E. Macadam
•assists the Board in identifying qualified individuals to become a member of the Board
•determines the composition of the Board and its committees
•assesses the annual performance of our CEO
•monitors a process to assess effectiveness of the Board

(1)The Board has affirmatively determined that each of Gretchen R. Haggerty, the Audit Committee’s chair, and R. Edwin Bennett qualifies as an “audit committee financial expert”, as such term has been defined by the SEC in Item 407(d) of Regulation S-K and all members are financially literate for the purpose of the NYSE's rules. Our Board has affirmatively determined that each of Gretchen R. Haggerty, R. Edwin Bennett and Diego Donoso meet the definition of an “independent director” for the purposes of serving on the Audit Committee under applicable NYSE rules and Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).
(2)The Board has affirmatively determined that each of Jane A. Leipold, Stephen E. Macadam and Stuart A. Taylor II qualify as a “non-employee director” under Rule 16b-3 of the Exchange Act.
TALENT MANAGEMENT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
We do not have any interlocking relationships between any member of our Talent Management and Compensation Committee and any of our executive officers that would require disclosure under the applicable Exchange Act rules.
COMMUNICATION WITH THE BOARD OF DIRECTORS
Stockholders and other interested parties may communicate with our Board by sending written communication to the directors c/o our Assistant Corporate Secretary 26 Century Boulevard, One Century Place, Suite 500, Nashville, Tennessee 37214. All such communications will be reviewed by the Assistant Corporate Secretary or her designee to determine which communications are appropriate to be forwarded to the directors. All communications will generally be forwarded except
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those that are related to our products and services, are solicitations or otherwise relate to improper or irrelevant topics as determined in the sole discretion of the Assistant Corporate Secretary or her designee.
CODE OF CONDUCT
Our code of conduct is applicable to all our directors, and officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). A copy of the code of conduct is available on our website located at www.atmus.com/governance-documents. Any amendments to or waivers from our code of conduct with respect to our officers or directors will be disclosed on our website promptly following the date of such amendment or waiver.
CORPORATE GOVERNANCE PRINCIPLES
Our corporate governance principles, adopted by our Board of Directors in accordance with the corporate governance rules of the NYSE, serve as a flexible framework within which our Board of Directors and its committees operate. These principles cover a number of areas. A copy of our corporate governance principles are available on our website located at www.atmus.com/governance-documents.
TRANSACTIONS WITH RELATED PERSONS
Relationship with Cummins
On May 29, 2023, in connection with the IPO, Atmus entered into a separation agreement and a number of other agreements with Cummins to effect the separation of Atmus’ business from Cummins and to provide a framework for Atmus’ ongoing relationship with Cummins after the IPO and the separation, each of which remains in effect as of the date of this Proxy Statement.
Procedures for Approval of Related Party Transactions
We have adopted a written policy on related party transactions. This policy was not in effect when we entered into certain agreements with Cummins prior to the completion of the IPO. Each of the agreements between us and Cummins and its subsidiaries that were entered into prior to the completion of the IPO, and any transactions contemplated thereby,were deemed to be approved and not subject to the terms of such policy. Under the written related party transactions policy, the Audit Committee of the Board is required to review and, if appropriate, approve all related party transactions, prior to consummation whenever practicable. If advance approval of a related party transaction is not practicable under the circumstances or if our management becomes aware of a related party transaction that has not been previously approved or ratified, the transaction is submitted to the Audit Committee at the Audit Committee’s next meeting. The Audit Committee is required to review and consider all relevant information available to it about each related party transaction, and a transaction is considered approved or ratified under the policy if the Audit Committee authorizes it according to the terms of the policy after full disclosure of the related party’s interests in the transaction. The definition of “related party transactions” for purposes of the policy covers the transactions that are required to be disclosed under the Exchange Act.
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EXECUTIVE AND DIRECTOR COMPENSATION
BOARD OF DIRECTOR COMPENSATION FOR 2024
In May 2023, after Atmus' IPO and separation from Cummins, the Board of Directors was made up of eleven members and functioned as a controlled company. Following full separation, six non-independent directors departed, and two new independent directors were appointed, resulting in the current Board composition.

Directors who are employed by Atmus or Cummins (or any of their respective affiliates) are not eligible to receive compensation for their service on Atmus’ Board of Directors.

Atmus’ regular compensation arrangements for the independent members of Atmus’ board of directors consisted of the following in 2024:

•An annual retainer fee of $90,000 in cash, paid quarterly in arrears; and
•An annual equity award of RSUs having a target value equal to $140,000, granted annually with a one- year vesting period.

For 2024, Atmus provided the following additional annual leadership premium retainers in cash:

•Board of Director Chair: $100,000
•Audit Committee Chair: $20,000 (increased from $15,000 in May 2024)
•Talent Management and Compensation Committee Chair: $15,000
•Nominating and Governance Committee Chair: $10,000

Atmus paid directors ‘cash retainers, including Board and Committee Chair premium retainers in quarterly installments. Cash and equity retainers are prorated reflective of applicable service. Director service year runs annual meeting to annual meeting. Directors are eligible to participate in a deferred compensation plan, under which directors can elect to defer up to 100% of cash fees and up to 100% of stock compensation.

Directors are required to hold shares in a value of 5X their cash retainer. New directors have 5 years to obtain compliance and are required to hold the after-tax value of shares received through Atmus annual equity awards until the guidelines are met. See additional details in the section titled "Stock Ownership Guidelines" below.

The following table provides information about the compensation of Atmus’ non-employee directors for 2024:

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)(3)	Total
R. Edwin Bennett	$90,000	$140,054	$230,054
Diego Donoso (2)	$56,250	$156,877	$213,127
Gretchen R. Haggerty	$108,750	$140,054	$248,804
Jane A. Leipold	$105,000	$140,054	$245,054
Stephen E. Macadam	$193,750	$140,054	$333,804
Stuart A. Taylor II (2)	$62,500	$156,877	$219,377

(1) The amounts shown represent the amount of cash compensation earned in fiscal year 2024 for Board and committee services.
(2) Stuart A. Taylor II and Diego Donoso joined the Board in March 2024. Stephen E. Macadam served as Nominating and Governance Committee Chair January 2024 to March 2024. Stuart A. Taylor II served as Nominating and Governance Committee Chair March 2024 to December 2024.Their cash and equity compensation is reflective of their partial year service.

(3) The amounts shown represent the amount of equity compensation granted in fiscal year 2024 for Board services. On May 14, 2024, each non-employee director received a grant of 4,565 shares for 2024 service. In determining the number of shares to be issued, we used the average daily closing price for the 20-day period prior to the grant date ($30.67 per share), the same methodology used to determine employee equity awards. The grant date fair value of these awards, as shown above for fiscal year 2024, was calculated by using the closing price of Atmus shares on the date of grant ($30.68 per share). On March 18, 2024, Stuart A. Taylor II and Diego Donoso received a grant of 627 shares for partial interim service with a target value of $15,000. In determining the number of shares to be issued, we used the trailing 20-trading day closing price average stock price prior to the grant date ($23.91 per share).The grant date fair value of these awards, as shown above for fiscal year 2024, was calculated by using the closing price of Atmus shares on the date of grant ($26.83 per share).
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COMPENSATION DISCUSSION AND ANALYSIS
OUR CURRENT NAMED EXECUTIVE OFFICERS
Atmus’ executive officers whose compensation is discussed in this Compensation Discussion and Analysis and to whom Atmus refers as Atmus’ Named Executive Officers, or “NEOs,” are:

Stephanie J. Disher	Jack Kienzler	Charles Masters	Renee Swan
Chief Executive Officer and member of Board of Directors	Senior Vice President and Chief Financial Officer	Senior Vice President and President, Power Solutions	Senior Vice President and Chief People Officer

EXECUTIVE SUMMARY
Performance Highlights

Atmus aims to design and maintain executive compensation programs that attract, retain, and inspire the leadership necessary to achieve our strategic objectives and effectively manage our business. The following highlights offer context for the executive compensation decisions made by the Talent Management and Compensation Committee ("TMCC") during the fiscal year ended December 31, 2024.

We created stockholder value. We completed the share exchange with Cummins divesting the remaining 80.5% of its shareholding. Throughout 2024, Atmus Cumulative Total Return outperformed the S&P 500 and S&P 500 Industrial benchmarks.

We delivered strong financial results. As reported in our Annual Report on Form 10-K for the fiscal year ended on December 31, 2024, we delivered net income of $185.6 million and Adjusted EBITDA of $329.5 million. For a reconciliation of non-GAAP performance measures to the most directly comparable financial measures calculated in accordance with U.S. GAAP, see Appendix A.

We delivered on our growth strategy. We grew revenue $41.5 million to $1,669.6 million, an increase of 2.5% from 2023 despite challenging market conditions.

We continued to execute on our strategy to transform our supply chain. We established Atmus controlled distribution facilities for approximately 95% of our volume, improving on-shelf availability for our customers and driving
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market share gains. We delivered cost savings in our supply chain ahead of our plan, supporting improved profitability. We delivered 110 basis points improvement in gross margin as a percent of net sales in 2024.
We continued to invest in and develop Atmus’ culture. We invested in initiatives that promote Atmus’ values: build trust, be inclusive, have courage, and show caring.

Compensation Highlights

2024 Named Executive Officer Target Compensation Changes: As our leaders continue to evolve in the context of Atmus as a public company, target compensation adjustments were approved for all NEOs with a focus to better position to a public company market and with consideration to individual performance, capability, and development in the role.
•Salary adjustments: 3% to 10% increases for NEOs made in reference to market median and individual performance.
•Target bonus as a percent of salary adjustments: 10 percentage point increase for all Named Executive Officers to provide additional performance-based compensation tied to company performance.
•Target long-term incentive adjustments: 15% average increase ranging from 14% to 21% to further link NEOs to stockholders and provide retention through multi-year cliff vesting design.

Governance Highlights

Atmus continually reviews best practices in executive compensation and incorporates those practices in its executive compensation arrangements.

WHAT ATMUS DOES	WHAT ATMUS DOES NOT DO
Establish clear financial goals that are challenging, align with or surpass industry standards, and drive long-term stockholder value.
Use different measures to ensure Atmus’ executives focus on both annual and longer-term goals.
Tie incentive awards for all participants at least in part to overall company performance to reinforce the importance of the company’s success and to encourage collaboration and teamwork.
Encourage executives to focus on the sustained long-term growth of Atmus and promote retention by measuring performance over multi-year periods and vesting PSU awards only at the end of the performance or service period.
Cap payouts under Atmus’ short- and long-term incentive compensation plans at 200% of the target awards.
Require all incentive awards for senior executives to be subject to clawback and cancellation provisions in certain circumstances beyond an accounting restatement.
Maintain an independent TMCC that is advised by an outside, independent compensation consultant.
Complete an annual assessment of the risk associated with Atmus’ compensation program.
Hold executive officers and outside directors accountable under a rigorous stock ownership guideline policy.
Subject Atmus’ executives to double trigger change in control severance provisions.

Atmus does not allow backdating or repricing of stock options.
Atmus does not have separate employment contracts with its executive officers.
Atmus does not guarantee salary increases, bonuses or equity grants for its executive officers.
Atmus will not gross-up excise taxes that may be imposed on payments to its executive officers in connection with a change in control.
Atmus’ perquisites do not constitute a major element of its executive compensation program.
Atmus does not permit officers or directors to engage in pledging, hedging or similar types of transactions with respect to Atmus Common Stock.

Say-On-Pay Vote on Executive Compensation
We conducted our first annual advisory vote to ratify NEO's compensation (a “Say-on-Pay vote”) at our 2024 Annual Meeting. Approximately 94% of the votes cast on the “Say-On-Pay” proposal were in favor of the compensation program for our NEOs, as outlined in last year’s proxy statement. Our TMCC values the support of our stockholders and related feedback, as reflected in these voting results. Based on the substantial support of our stockholders as expressed through last year’s Say-On-Pay vote, no changes were made to our 2024 executive compensation arrangements.

The next Say-on-Pay vote will take place at this Annual Meeting, in line with the recommendation of our Board and the preference expressed by our stockholders on the frequency of future Say-on-Pay votes at our 2024 Annual Meeting. Given the importance we place on our stockholders' views, the Board and our TMCC will take into account the results of the Say-on-Pay vote, along with any feedback received throughout the year, when making future compensation decisions for our named executive officers.
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EXECUTIVE COMPENSATION OF ATMUS
Purposes and Principles of Atmus’ Executive Compensation Program
Atmus’ long-term success depends on its ability to attract, motivate, focus, and retain highly talented individuals committed to Atmus’ vision, strategy and corporate culture. To that end, Atmus’ executive compensation program is designed to link executives’ pay to their individual performance, to Atmus’ annual and long-term performance and to the successful execution of Atmus’ business strategies. Atmus’ salary levels and incentive targets are intended to recognize individual performance and market pay levels. Atmus’ compensation philosophy rewards executives for achieving financial objectives and building long-term value for stockholders and other stakeholders.
Atmus’ executive compensation program is based on four key principles:
Competitive. Compensation is designed to attract, retain, focus, reward and motivate Atmus’ top leadership. The TMCC benchmarks against a defined peer group and survey data generally referencing the market median, as well as the 25th and 75th percentiles, with discretion to set actual compensation based on experience and performance of the individual and size, scope and complexity of the role.
Pay-for-Performance. Compensation is linked to performance and increasing stockholder value with a balance of risk and reward. Atmus believes the compensation of its leaders should be based on Atmus’ overall financial performance and satisfaction of strategic objectives and a significant portion of their pay should be incentive-based and therefore at risk. The pay mix also balances short and long-term results based on the decision-making horizon of the role.
Alignment with Stockholder Interests. Equity-based compensation and a stock ownership requirement are a substantial part of the compensation program to link executive compensation with stockholder returns.
Simple & Transparent. The TMCC has designed its program to be transparent to investors and employees, simple and easy to understand and consistent year over year.

Compensation Elements to Support Atmus’ Pay-for-Performance Philosophy
Consistent with our philosophy, the key components of Atmus’ executive compensation program for 2024 were:

Executive’s role and individual performance within the role.

Market-based to attract and retain skilled executives.

Designed to recognize scope of responsibility, individual performance, and experience.
Earnings before interest, taxes, depreciation and amortization and certain adjustments (“Adjusted EBITDA”) (1).

Considered to be a significant driver of the value of Atmus’ business and appropriately balancing growth and profitability.

Performance share units (“PSUs”) (70%) and
restricted share units (“RSUs”) (30%).

For PSUs, 50% cumulative Adjusted EBITDA (1) over a three-year period and 50% three-year average return on invested capital (“ROIC”).

Adjusted EBITDA (1) and ROIC provide an incentive to balance profitable growth and returns to stockholders.
Full range of health and welfare under Atmus’ benefit plans and were covered by the same plans as other exempt employees.

Designed to focus on attraction, retention, and executive and employee well-being.

(1) For a reconciliation of non-GAAP performance measures to the most directly comparable financial measures calculated in accordance with U.S. GAAP, see Appendix A

Each year, the TMCC reviews the Company’s executive compensation program to ensure it remains aligned with our business strategy and the interests of our stockholders. As part of this review, the TMCC has reaffirmed that Adjusted EBITDA continues to be an appropriate performance metric for our annual plan and cumulative Adjusted EBITDA for our long-term incentive plans. Use of Adjusted EBITDA promotes long-term growth and stockholder feedback has been positive on its usage in both plans. As Atmus emerges from IPO, the TMCC will continue to annually review incentive metrics to ensure they are aligned and continue to evolve with Atmus’ priorities.

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In 2024, performance-linked components (annual bonus and annual long-term incentive compensation) were 83% of the CEO’s target total direct compensation opportunity and 62% of the average target total direct compensation opportunity for other current NEOs. These pay elements were allocated as shown below.

TARGET TOTAL DIRECT COMPENSATION MIX — 2024

How Incentive Plan Performance Measures and Goals Are Determined

The TMCC regularly reviews all elements of its executive compensation program and makes changes as it deems appropriate. Each review includes general comparisons against market data and analysis prepared by the Talent Management and Compensation Committee’s compensation consultant, including information on market practices in the following areas: (i) pay strategy and positioning; (ii) annual bonus plan design, including performance measures and goals and plan leverage; (iii) long-term incentive plan strategy and design, including the mix of elements, as well as performance measures and goals and plan leverage; (iv) stock ownership guidelines; (v) executive perquisites; and (vi) executive benefits and protection policies, including severance practices for officers, supplemental retirement plans, deferred compensation plans and change in control arrangements.

The TMCC establishes performance measures and goals each year for the annual and long-term incentive plans that are designed to help achieve its business objectives and motivate executives.

The TMCC has the discretion to adjust performance results that reflect significant transactions (such as acquisitions, divestitures, or newly formed joint ventures) or other unusual items (such as pension plan contributions above required levels, restructuring or significant tax legislation) if such events were not anticipated at the time performance targets were initially established.

Atmus believes the compensation of its senior executives should be based on Atmus’ overall financial performance and a significant portion of their pay should be incentive-based and therefore at risk.

Understanding the Market

The TMCC reviews the competitiveness of the Atmus executive compensation programs annually. To place the Atmus programs in context, the TMCC considered survey data for all NEOs and the compensation practices of a peer group of similar companies where data are available. These data are used to inform TMCC decisions related to program and policy design as well as incumbent compensation opportunities that reflect an individual leader’s performance, capabilities, and experience in the role.

In making 2024 pay decisions, Atmus relied on data reflecting the practices of manufacturing companies in the AON Radford Global Compensation Survey and the Willis Towers Watson General Executive Compensation Survey. These broad manufacturing industry data were supplemented with the practices of a Compensation Peer Group (described below) to understand specific executive role pay levels, pay program and policy provisions, equity plan share use and pay for performance relationships.

The Compensation Peer Group used to support 2024 compensation decisions was reviewed and adopted by the TMCC in May 2023 with assistance from its then current independent compensation consultant, Farient Advisors. The peer group was selected considering (i) companies that trade on the major U.S. stock exchanges and are primarily based in the U.S.; (ii) companies with an industrial machinery focus; (iii) companies with annual revenues of between $500 million and $5 billion; (iv) companies with a similar customer type mix, (v) and companies believed to represent a relevant competitor for executive talent. Atmus’ compensation peer group for 2024 is comprised of the following companies:

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A.O. Smith Corporation (AOS)	Chart Industries, Inc. (GTLS)	Donaldson Company Inc. (DCI)	Dorman Products Inc. (DORM) (1)
Enerflex Ltd. (EFXT)(1)	EnPro Industries, Inc. (NPO)	ESCO Technologies Inc. (ESE)	Flowserve Corporation (FLS)
Franklin Electric Co., Inc. (FELE)	Gates Industrial Corporation plc (GTES)	Graco Inc. (GGG)	Helios Technologies (HLIO)
Kadant Inc (KAI)	IDEX Corporation (IEX)	Nordson Corp (NDSN)	Pentair plc (PNR)
RBC Bearings (RBC)	SPX Technologies, Inc. (SPX)	Watts Water Technologies, Inc. (WTS)
(1) Removed from Compensation Peer Group in May 2024

Atmus reviews its peer group on an annual basis subject to the discretion of the TMCC and executive management feedback. The use of multiple sources of market data ensure that Atmus has robust context available to support decision-making.

Our TMCC again reviewed the Compensation Peer Group in May 2024 to ensure continued appropriateness and alignment of constituent companies with Atmus. Based on the reevaluation, the TMCC removed Dorman Products and Enerflex from the peer group and added Gorman-Rupp, ITT, and Standard Motor. The Compensation Peer Group approved by our TMCC in May 2024 was used for evaluating executive compensation decisions for 2025.

Salary

The TMCC approved new 2024 annual base salaries for Atmus’ NEO's effective in April 2024. As our leaders continue to evolve in the context of Atmus as a public company, salary adjustments were approved after considering position to market, individual performance, capability, and development in the role.

Atmus’ NEOs’ salaries for 2024 (as determined by the TMCC), are indicated below:

	Annual Salary
Officer	2023 Post-IPO	2024
Stephanie J. Disher	$800,000	$875,000
Jack Kienzler	$480,000	$505,000
Charles Masters	$417,000	$460,000
Renee Swan	$400,000	$416,000
Toni Y. Hickey(1)	$416,000	$430,000

(1) Ms. Hickey ceased being an executive officer on April 15, 2024 and accepted a reassignment to serve in a transitional advisory employment role through August 18, 2024. On August 18, 2024, she fully separated from the Company. Actual salary received was prorated and reflective of her Chief Legal Officer tenure.

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Annual Bonus
The 2024 annual bonus for Atmus executive officers was designed to link participants’ pay to its annual financial performance. The payout for each participant was calculated using the following formula:

Annual bonus = annual base salary and other eligible compensation for calendar year X individual target bonus percentage of salary X a corporate payout factor.

Target awards as a percentage of salary were set in reference to market data for each role and after consideration of individual role, responsibilities and expected contribution. The 2024 annual bonus program for Atmus’ participants was based on actual achievement against our Adjusted EBITDA goal.

The table below indicates Atmus’ NEOs’ target bonus as a percentage of salary for 2024 as determined by the TMCC:

	Target Bonus as % of Salary(1)
Officer	2023 Post-IPO	2024
Stephanie J. Disher	100%	110%
Jack Kienzler	60%	70%
Charles Masters	50%	60%
Renee Swan	50%	60%
Toni Y. Hickey	50%	60%
(1) Threshold payout is 10% of target and maximum payout is 200% of target
2024 Annual Bonus Performance Measure
Adjusted EBITDA was the sole performance measure for the 2024 annual bonus plan because the TMCC believes that it is a significant driver of the value of Atmus’ business, appropriately balances growth and profitability, and is well-understood by plan participants.

Adjusted EBITDA Performance Target For 2024

Setting the target with the appropriate level of difficulty underscores the importance of achieving or exceeding Atmus’ Annual Operating Plan (“AOP”) performance commitment. This approach requires increasingly difficult targets during economic upturns and realistic goals during cyclical downturns.
The TMCC sought to set a challenging yet realistic goal, incorporating previous performance as well as the forecasted opportunities and economic conditions in the markets. The 2024 Adjusted EBITDA target was set with this philosophy in mind.

The TMCC set the Adjusted EBITDA target at $325 million, adjusted to exclude certain one-time expenditures. Adjusted EBITDA is defined as EBITDA after adding back certain one-time expenses, reflected in cost of sales, selling, and general and administrative expenses, associated with becoming a standalone public company. The Adjusted EBITDA target was established by the TMCC after reviewing the AOP.

As shown below, the possible payout factors for 2024 ranged from 10% for threshold performance (85% of the Adjusted EBITDA target) to a maximum of 200% for superior performance (115% of the Adjusted EBITDA target or better). The payout factor changes in increments of 10% for results that fall between threshold and target, or between target and maximum.

	Atmus Adjusted EBITDA Goal	Goal as % of Target	Payout as % of Target(1)
Maximum	$373.1 million	≥115%	200%
Target	$325 million	100%	100%
Threshold	$276.9 million	85%	10%
<Threshold	≤$276.9	<85%	0
Actual	$329.5	101%	100%

(1) Interpolate for performance between discrete points, rounding down to the nearest 10% increment
Actual Adjusted EBITDA for 2024 was $329.5 million, resulting in a payout factor of 100% of target. The actual bonus amounts payable to Atmus’ NEOs for 2024 are set forth in the “2024 Summary Compensation Table.” For a reconciliation of non-GAAP performance measures to the most directly comparable financial measures calculated in accordance with U.S. GAAP, see Appendix A.
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Long-Term Incentive Compensation
Long-Term Incentive Awards For 2024
Atmus’ long-term incentive compensation for 2024 consisted of PSUs, making up 70% of the target value, and RSUs making up 30% of the target value. PSUs are earned based 50% on Atmus’ cumulative 3-year Adjusted EBITDA and 50% on Atmus’ 3-year average ROIC based on the period from 2024 – 2026. The number of PSUs earned at the threshold level of performance will be 10% of the target PSUs, and the PSUs earned at the maximum level of performance will be 200% of the target PSUs. The RSUs vest on March 1, 2027, subject to the terms of the Atmus 2022 Omnibus Incentive Plan (the "Atmus Omnibus Plan"). The combination of these two long-term incentive vehicles supports Atmus’ pay-for-performance philosophy, provides appropriate incentives for participants to achieve financial targets, and provides strong linkage between the economic interests of participants, including Atmus’ NEOs, and stockholders.

The target long-term incentive values for 2024 for Atmus' NEOs were as follows:

	Annual Target Long-Term Equity Incentive Value
Officer	2023	2024
Stephanie J. Disher	$2,800,000	$3,400,000
Jack Kienzler	$680,000	$800,000
Charles Masters	$350,000	$425,000
Renee Swan	$350,000	$350,000
Toni Y. Hickey	$350,000	$400,000
The number of PSUs and RSUs granted as 2024 regular long-term equity incentive compensation are set forth in the “Grants of Plan-Based Awards for 2024” and “Outstanding Equity Awards at 2024 Year-End” tables.

The table below illustrates the payout as a percentage of target for the PSUs.

Payouts as% of Target(1)
Maximum	200%
Target	100%
Threshold	10%
<Threshold	0

(1) Interpolate for performance between discrete points rounding down to the nearest 10% increment.
The TMCC sets the target long-term incentive values for each officer referencing the market median of the role. Grant values are set using a market-based methodology and trailing 20-trading day closing price average stock price to convert the targeted dollar value of the grants into a number of PSUs and RSUs.

Converted “Cummins Cares” Awards

Cummins granted “Cummins Cares” awards to a population of Atmus employees including our SVP & Chief Financial Officer, SVP & President, Power Solutions, and Former Chief Legal Officer & Corporate Secretary. The awards were provided by Cummins on October 3, 2022 and converted to Atmus shares at full separation. The converted awards vesting schedule aligned with the original awards' vesting schedule with 87 shares vesting October 3, 2024 and 99 shares vesting October 3, 2025.

Prior Year Equity Awards

Cummins Awards for the Performance Period 2022 – 2024: Prorated Performance Cash

Cummins’ long-term incentive compensation for the performance period 2022 – 2024 consisted of 70% performance shares and 30% performance cash. Payouts are based on satisfaction of targets for ROIC, weighted at 80%, and cumulative EBITDA, weighted at 20%, over a three-year period. In connection with Atmus’ IPO, Cummins’ Compensation Committee froze the payout factors for Atmus’ participants under both the 2022 – 2024 long-term incentive compensation plan cycle based on Cummins’ actual achievement of its ROIC and EBITDA goals from the beginning of the respective plan cycle to the time of the completion of the IPO. The actual performance through the IPO resulted in a payout factor of 130% of target for the 2022 – 2024 plan cycle. The Cummins Compensation Committee also prorated the award through the completion of the IPO. The prorated performance cash will be paid out at the normal time after the end of the original performance cycle. The prorated performance shares for the portion of the performance period prior to the completion of the IPO were converted to
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time-vesting RSUs relating to Atmus Common Stock that will vest at the completion of the original performance cycle. The remaining target value of the long-term incentives was converted into Atmus stub cycle plans, as described below.

Cummins Awards for the Performance Period 2022 – 2024: Post-IPO Stub Period Atmus Performance

For the post-IPO stub period of the Cummins 2022 – 2024 long-term incentive compensation plan cycle, the TMCC adopted a new long-term incentive stub cycle, running from the completion of the IPO to the end of 2024, respectively, consisting of PSUs (70%) and RSUs (30%). PSUs are based on Atmus performance. The grant date target value of the awards for each of Atmus’ NEOs was approximately equal to the value of the remaining portion of their respective awards under Cummins’ plan cycles that were being replaced. The threshold, target, and maximum number of shares subject to the PSUs, and the number of RSUs, granted to each of Atmus’ NEOs for the stub cycles, as well as the grant date fair values of the awards, are shown in the “Grants of Plan-Based Awards for 2024” table.

The TMCC approved Atmus cumulative Adjusted EBITDA as the performance measure to be used for the stub-cycle PSUs because the TMCC believes Atmus cumulative Adjusted EBITDA to be a significant driver of value, appropriately balancing growth, and profitability, and to be well-understood by those participating in Atmus’ long-term incentive plan. The TMCC approved the following threshold, target and maximum performance levels and payouts associated with the Atmus cumulative Adjusted EBITDA measure for the 2022 – 2024 stub cycle period (July 1, 2023 – December 31, 2024):

	Adjusted EBITDA Goal ($M)	Payout as % of Target (1)
Maximum	≥476.6	200%
Target	$414.4	100%
Threshold	$352.2	10%
<Threshold	<$352.2	0%
Actual	$473.4	190%
(1) Interpolate for performance between discrete points rounding down to the nearest 10% increment.
Actual Adjusted EBITDA for 2024 for the applicable stub cycle period was $473.4 million, and the corresponding payout percentage was 190%. For a reconciliation of non-GAAP performance measures to the most directly comparable financial measures calculated in accordance with U.S. GAAP, see Appendix A.
The number of shares earned under the PSUs for the 2022 – 2024 stub cycle by each of Atmus’ NEOs as a result of the performance described above is shown in the “Options Exercised and Stock Vested in 2024” table.
Other Compensation
During 2024, Atmus’ NEOs participated in a full range of health and welfare under Atmus’ benefit plans and were covered by the same plans as other exempt employees.

Atmus’ benefit plans began on January 1, 2024, except for the retirement plan which began at full separation. Atmus employees were eligible to participate in Cummins’ 401(k) retirement savings plan until full separation. Following full separation, United States Atmus employees were enrolled in Atmus’ retirement plan. Atmus does not provide a supplemental executive retirement plan or pension, which was available to NEOs in 2024 prior to full separation.

Most Atmus’ employees, including the NEOs, were eligible to participate in Cummins’ employee stock purchase plan prior to full separation. Cummins reported none of Atmus’ NEOs participated in the employee stock purchase plan in 2024.

401(k) Retirement Saving Plan and Non-Qualified Plan

Atmus offers a 401(k) retirement savings plan to all United States employees, including NEOs, which allows participants to make elective deferrals on a pre-tax or Roth basis.

Atmus also provides for a matching credit that will true up any participants whose matching contributions under a tax-qualified 401(k) plan were limited by certain dollar limits applicable to tax-qualified retirement plans in a non-qualified plan.

Deferred Compensation Plan

Atmus offers a deferred compensation plan which provides a select group of management or highly compensated employees, including the NEOs, an opportunity to defer compensation to a later date through an unfunded plan. Participants may defer up to 85% of each separate element of cash compensation consisting of salary, annual bonus or long-term incentive compensation payable in cash. None of Atmus’ NEOs participated in the plan in 2024.

Perquisites

Atmus provides market competitive perquisites that balance cost, employee perceived value and stockholder interest. Perquisites do not constitute a major element of Atmus’ executive compensation program but instead provide simple, consistent, transparent benefits to improve financial, health and emotional well-being. The TMCC evaluates the use of
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perquisites as part of Atmus’ overall compensation strategy and seeks to provide a level of perquisites appropriate to Atmus. Atmus provides officers company-paid financial counseling services for estate- and tax-planning advice and tax return preparation, supplemental disability coverage, and executive physical examinations.

Oversight of the Executive Compensation Program

Our TMCC is responsible for designing and overseeing the execution of our executive compensation program. Additional details regarding the structure and roles and responsibilities are provided under the heading “Corporate Governance - Board and Committee Meetings.”

Role and Independence of Compensation Consultant. Under its charter, our TMCC has the authority to directly retain, review fees, and terminate advisors and consultants as needed to support its responsibilities. The TMCC has engaged an independent compensation consultant (the "compensation consultant") to provide information and analysis that inform decisions on executive and director compensation levels and design.

During 2024, the TMCC retained Farient Advisors as its consultant until July 2024 and then engaged Pay Governance as its consultant starting in July 2024. The TMCC maintains a formal process to ensure the independence of any executive compensation advisor engaged by the TMCC, including consideration of all factors relevant to the advisor’s independence from management, including those factors specified by the NYSE listing rules. The TMCC assessed the independence of Farient Advisors and Pay Governance considering those factors and concluded both are independent compensation advisors. Other than the services provided to the TMCC, neither Farient Advisors nor Pay Governance provide any other services to Atmus.

Annual Compensation Risk Assessment

The TMCC believes that Atmus’ executive compensation package is balanced and does not drive excessive financial risk-taking and is not reasonably likely to have a material adverse effect on Atmus.

At the end of 2024, the TMCC conducted a risk assessment of Atmus’ compensation policies and practice in accordance with its planned annual risk assessment. The TMCC evaluated the levels of risk- taking encouraged by Atmus’ compensation arrangements to determine whether they were appropriate in the context of Atmus’ strategic plan and annual budget, compensation objectives, and overall risk profile. The TMCC also reviewed the robust risk-mitigation features of Atmus’ compensation program, the most significant of which are outlined below.

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PAY MIX	PERFORMANCE-BASED MEASUREMENTS	TIME HORIZON
The three primary elements of Atmus’ executive compensation program are base salary, annual bonus, and long-term incentive compensation. Atmus references the median of the market for its total compensation package. This approach mitigates the need for executives to take significant risks to earn average competitive compensation and ensures that the interests of Atmus’ executives are closely aligned with those of its stockholders.	The performance goals (Adjusted EBITDA and/or ROIC) set forth in Atmus’ annual bonus and long-term incentive plans are based upon budgeted levels that are reviewed and approved by the TMCC. Atmus believes these goals are challenging yet attainable at their targeted levels without the need to take inappropriate risks, take actions that would violate Atmus’ code of conduct, or make material changes to its long-term business strategy or operations. Payouts under both incentive plans are capped at 200% of target to make it less likely that executives would pursue outsized short-term achievements at the expense of the long term.	Atmus’ long-term incentive plan awards are based on a three-year performance period, which encourages its employees to focus on the sustained growth of Atmus rather than seeking potentially unsustainable short-term gains.
CLAWBACK POLICY	OTHER RISK MITIGATORS	EXCLUSION OF UNUSUAL ITEMS
Consistent with SEC and NYSE requirements, Atmus has implemented a policy that executive officers are subject to recoupment of incentive-based compensation in the event of a qualifying accounting restatement in accordance with Atmus’ recoupment policy, as described below.	Atmus will pay incentive compensation only after its audited financial results are complete and the TMCC has confirmed Atmus’ performance results and the associated incentive awards. Additionally, Atmus has stock ownership guidelines for all officers that ensure the interests of its leaders and stockholders are aligned.
Atmus also prohibits officers from engaging in forms of hedging or monetization transactions involving the establishment of a short position in its securities and from entering into any arrangement that, directly or indirectly, involves the use of its securities as collateral for a loan.
In measuring financial performance under Atmus’ annual short- and long-term incentive plans, the TMCC has discretion to adjust performance results that reflect significant transactions or other unusual items if such events were not anticipated at the time performance targets were initially established. Atmus believes allowing these exclusions ensures its executives will focus on the merits of proposed transactions for Atmus rather than the effect a proposed action may have on incentive compensation.

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As a result of its review, the TMCC reconfirmed that Atmus’ executive compensation package is balanced, does not drive excessive financial risk-taking, and that risks arising from Atmus’ compensation policies and practices were not reasonably likely to have a material adverse effect on Atmus.

Compensation Recoupment
Atmus’ incentive compensation awards are subject to its compensation recoupment, or “claw back” policy. Atmus’ policy complies with the SEC’s issued regulations and the implementation of stock exchange listing standards. The policy provides that, if Atmus is required to prepare a qualifying accounting restatement, then, unless an exception applies, Atmus will recover reasonably promptly the excess of (i) the amount of incentive-based compensation received by a person who served as a covered officer at any time during the applicable performance period during the three completed years immediately preceding the date Atmus is required to prepare the accounting restatement over (ii) the amount that would have been received had it been determined based on the restated financials.

The policy also provides that, if any of Atmus’ financial statements are required to be materially restated due to the fraudulent actions of any officer, the TMCC may direct that the recovery of all or a portion of any award or any past or future compensation other than base salary from the responsible officer with respect to any year for which Atmus’ financial results are adversely affected by such restatement.

The policy also authorizes Atmus to recover, reduce or cancel all or a part of any award or any past or future compensation other than base salary paid or awarded to, or earned by, an officer if the officer engages in certain types of conduct specified in the policy and that conduct has caused, or might reasonably be expected to cause, significant reputational or financial harm to Atmus.

Post-Employment Compensation (in connection with a termination without cause)
Atmus’ severance policy is designed to be consistent with prevailing market practice and good governance guidelines. The policy covers Atmus’ leadership officers, including the NEOs, and provides for the following benefits upon termination of employment without “cause.”

Atmus’ Chief Executive Officer	Atmus' NEOs Other Than Its CEO
•Severance equal to two years’ salary, paid monthly over two years, plus a pro-rated annual bonus for the year in which termination occurs, calculated at the actual payout factor and paid at the normal time.
•Health insurance, outplacement service and financial counseling benefits paid during the continuation severance period.

•Severance equal to one year’s salary, paid monthly over one year, plus a pro-rated actual bonus for the year in which termination occurs, calculated at the actual payout factor and paid at the normal time.
•Health insurance, outplacement service and financial counseling benefits paid during the continuation severance period.

Unvested equity awards are treated in accordance with the governing plan documents and grant agreements. Under the current agreements, unvested equity awards are forfeited in the event of termination without “cause.”
Post-Employment Compensation (in connection with a change in control)
Atmus’ change in control severance policy is designed to be consistent with prevailing market practice and good governance guidelines. Atmus’ change in control policy covers Atmus’ leadership officers, including the NEOs, and provides for the following benefits upon termination of employment without “cause” or for “good reason” within the 60 days preceding, or the two years following, a change in control.

Atmus’ Chief Executive Officer	Atmus' NEOs Other Than Its CEO
•Severance equal to three times the sum of annual salary plus the annual target bonus. •Health insurance, outplacement service and financial counseling benefits.	•Severance equal to two times the sum of annual salary plus the annual target bonus. •Health insurance, outplacement service and financial counseling benefits.
Unvested equity and performance cash awards are treated in accordance with the governing plan documents and grant agreements. Under the Atmus Omnibus Plan, if the awards would not remain in effect following the change in control, then all unvested awards would become vested (at the target level of achievement, for performance awards) at the time of the change in control. If the awards do continue in effect after the change in control, then the awards would vest in full (at the target level of achievement, for performance awards) if the award holder is terminated without “cause” or for “good reason” within the two years following the change in control.

Atmus does not provide tax gross ups for excise taxes imposed because of the “golden parachute” excise tax provisions of Code Sections 280G and 4999. Atmus instead provides that, if excise taxes are imposed because of the golden parachute excise tax provisions of Code Sections 280G and 4999, Atmus’ change in control compensation will either be cut back to below the level that would trigger the imposition of the excise taxes or paid in full and be subject to the excise taxes, whichever results in the better after-tax outcome to the affected person.

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Stock Ownership Guidelines
The TMCC believes Atmus’ officers should own a significant amount of Atmus’ stock to further link their economic interests to those of Atmus’ stockholders. The TMCC has adopted ownership guidelines for Atmus’ officers. These guidelines are:

Position	Required Value of Company Stock Ownership
Chief Executive Officer	5 times base salary
Senior Vice President & Chief Financial Officer	3 times base salary
Senior Vice President & Chief People Officer	2 times base salary
Senior Vice President and President, Power Solutions	2 times base salary
Shares counting toward the guideline include shares owned outright, regardless of how they are acquired, plus the value of unvested RSUs. Those subject to a guideline are required to hold the after-tax value of shares earned through Atmus’ compensation programs until the guidelines are met. Compliance with the guidelines is evaluated using the then-current stock price at the time of evaluation multiplied by the number of shares counting toward the guidelines.

Pledging and Hedging Policy
Atmus maintains a policy under which its officers and directors are prohibited from engaging in forms of hedging transactions of any kind with respect to Atmus Common Stock. They are also prohibited from entering into any arrangement that, directly or indirectly, involves the pledge of Atmus’ securities or other use of Atmus’ securities as collateral for a loan.
COMPENSATION TABLES
2024 SUMMARY COMPENSATION TABLE
The Summary Compensation Table and notes show all compensation paid to or earned by Atmus’ NEOs for 2024, generally under Atmus’ compensation programs and plans following IPO and fully under Atmus following full separation as discussed above. 2023 compensation is generally under Atmus’ compensation programs and plans following the IPO. For 2023 prior to the IPO and for 2022, compensation is generally under Cummins’ compensation programs and plans.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Stephanie J. Disher Chief Executive Officer	2024	$856,250	$—	$4,126,588	—	$985,890	'(5)	$125,437	$6,094,165
	2023	$684,201	$—	$6,542,409	—	$1,182,371	$325,586	$48,933	$8,783,500
	2022	$392,045	$—	$195,012	—	$189,894	$—	$129,942	$906,893
Jack Kienzler SVP & Chief Financial Officer	2024	$498,750	$—	$975,944	—	$346,270	'(5)	$72,564	$1,893,528
	2023	$408,563	$64,688	$1,419,425	—	$435,617	$47,899	$70,581	$2,446,773
	2022	$272,541	$63,750	$27,260	—	$86,039	$—	$33,077	$482,667
Charles Masters SVP & President, Power Solutions	2024	$449,250	$—	$520,822	—	$271,928	'(5)	$78,196	$1,320,196
	2023	$380,121	$30,877	$805,835	—	$341,050	$56,739	$18,297	$1,632,919
	2022	$311,098	$30,350	$39,981	—	$96,904	$—	$11,885	$490,218
Renee Swan SVP & Chief People Officer	2024	$412,000	$—	$424,801	—	$237,200	'(5)	$54,367	$1,128,368
	2023	$153,030	$122,640	$1,335,801	—	$137,727	$—	$7,868	$1,757,066
Toni Y. Hickey Former Chief Legal Officer & Corporate Secretary	2024	$139,833	$—	$490,467	—	$—	'(5)	$551,880	$1,182,180
	2023	$386,204	$25,796	$767,246	—	$334,142	$53,611	$63,733	$1,630,732
	2022	$332,031	$50,610	$27,260	—	$93,104	$—	$30,680	$533,685

(1)The Stock Awards column represents the grant date fair value on the grant date, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, which Atmus refers to as ASC Topic 718, for RSUs and PSUs, as applicable, which in 2024 were made pursuant to the Atmus Omnibus Plan. A breakdown of the grant date fair value of equity awards made in 2024 by type of award is summarized below assuming target payout on PSUs.
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Name of Officer	2024 Annual LTI	2024 Converted Cummins Cares Grant	Total
Stephanie J. Disher	$4,126,588	$—	$4,126,588
Jack Kienzler	$970,954	$4,990	$975,944
Charles Masters	$515,832	$4,990	$520,822
Renee Swan	$424,801	$—	$424,801
Toni Y. Hickey (1)	$485,477	$4,990	$490,467
(1)Ms. Hickey's outstanding equity, inclusive of the 2024 LTI award and 2024 converted Cummins Cares grant, was forfeited upon separation from the Company on August 18, 2024.

(2)The amounts shown in this column for 2024 consist of (i) payments that will be made in 2024 under Atmus’ Annual Bonus Plan for 2024 performance and (ii) payments for the performance cash component of Cummins’ long term incentive compensation program that will be made in 2025 based on Cummins’ 2022 – 2024 performance through the IPO date. The payments for each NEO from these sources are:

Name of Officer	Annual Bonus Plan	Performance Cash	Total
Stephanie J. Disher	$921,875	$64,015	$985,890
Jack Kienzler	$337,125	$9,145	$346,270
Charles Masters	$259,125	$12,803	$271,928
Renee Swan	$237,200	$—	$237,200
Toni Y. Hickey	$—	$—	$—
(3)Atmus does not provide a pension plan to NEOs. 2023 values reflect Cummin’s pension of which stayed with Cummins post-separation.
(4)The amounts in this column represent the cost of all other compensation provided to the NEOs as set forth in the following tables:
2024 All Other Compensation Table

Name of Officer	Company Contribution under Cummins Pension Plan	Company Contribution under Cummins 401K Plan	Company Contribution under Atmus 401K Plan	Other(1)	Advisory Pay (2)	Separation Comp. (3)	Prorated Bonus (4)	Total
Stephanie J. Disher	$54,126	$12,575	$42,072	$16,664	$—	$—	$—	$125,437
Jack Kienzler	$20,700	$12,575	$24,289	$15,000	$—	$—	$—	$72,564
Charles Masters	$20,700	$12,575	$26,421	$18,500	$—	$—	$—	$78,196
Renee Swan	$8,842	$7,737	$25,788	$12,000	$—	$—	$—	$54,367
Toni Y. Hickey	$20,700	$12,575	$6,898	$50,326	$129,000	$172,551	$159,830	$551,880
(1)The amounts disclosed in this column represent the costs of financial counseling, tax preparation assistance, executive physical, relocation, and other cash allowances provided as a benefit to the NEOs.
(2)Advisory pay provided April 15, 2024 to August 18, 2024 in connection with reassignment to serve in a transitional advisory employment role.
(3)Separation compensation salary continuation provided August 18, 2024 through December 31, 2024 and vacation payout, paid in consideration for signing wavers and releases.Toni Hickey is eligible for additional salary continuation, of $17,916.67 semi-monthly, through April 14, 2025 pending her continued compliance with the separation agreement.
(4)Prorated bonus is attributable to 2024 Non-Equity Incentive Plan Compensation. Value is calculation salary earned while in Chief Legal Officer role.

(5) Atmus does not have an employee pension. 2024 values reflect company contributions into Cummins plan before full separation. Funds remain managed under Cummins plan.
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GRANTS OF PLAN-BASED AWARDS TABLE FOR 2024

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payout Under Equity Incentive Plan Awards			Stock Awards Number of Shares or	Awards: Number of Securities Underlying	Exercise or Base Price of Options	Grant Date Fair Value of Stock and Option
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards (#)	Awards ($)
Stephanie J. Disher	Annual Incentive Plan (1)	—	$92,188	$921,875	$1,843,750
	PSUs (2)	4/1/2024				8,907	89,072	178,144				$2,888,605
	RSUs (3)	4/1/2024							38,174			$1,237,983
Jack Kienzler	Annual Incentive Plan (1)	—	$33,713	$337,125	$674,250
	PSUs (2)	4/1/2024				2,096	20,958	41,916				$679,668
	RSUs (4)	3/18/2024							186			$4,990
	RSUs (3)	4/1/2024							8,982			$291,286
Charles Masters	Annual Incentive Plan (1)	—	$25,913	$259,125	$518,250
	PSUs (2)	4/1/2024				1,113	11,134	22,268				$361,076
	RSUs (4)	3/18/2024							186			$4,990
	RSUs (3)	4/1/2024							4,772			$154,756
Renee Swan	Annual Incentive Plan (1)	—	$23,720	$237,200	$474,400
	PSUs (2)	4/1/2024				917	9,169	18,338				$297,351
	RSUs (3)	4/1/2024							3,930			$127,450
Toni Y. Hickey (5)	Annual Incentive Plan (1)	—	$—	$—	$—
	PSUs (2)	4/1/2024				1,048	10,479	20,958				$339,834
	RSUs (4)	3/18/2024							186			$4,990
	RSUs (3)	4/1/2024							4,491			$145,643

(1)NEOs participate in Atmus’ annual bonus plan, as described in the section titled “Compensation Discussion and Analysis”. The payout is calculated based on a formula approved by the TMCC annually. Each participant is assigned a target award as a percent of salary. For purposes of this plan, Atmus’ performance is measured by adjusted EBITDA as defined by the annual bonus plan. The annual bonus is calculated as follows: (annual bonus) equals (actual base salary and other eligible compensation paid for calendar year) times (annualized target bonus percentage assigned to each NEO) times (payout factor).The payout factor could range from zero to 2.0, in increments of 0.1. Toni Hickey was provided a prorated bonus under her separation agreement upon signing waivers and releases.
(2)Atmus granted PSUs for the 2024 – 2026 performance period. The number of PSUs earned for the 2024 – 2026 performance cycle will be based 50% on Atmus’ 3-year cumulative Adjusted EBITDA and 50% on Atmus’ 3-year average ROIC.The payout factor could range from zero to 2.0, in increments of 0.1.
(3)Atmus granted RSUs under the Atmus Omnibus Plan as part of Atmus’ 2024 annual long-term incentive compensation program. Each RSU that vests will be settled with one share of Atmus Common Stock following the vesting date of March 1, 2027, subject to the terms of the Atmus Omnibus Plan.
(4)Atmus converted outstanding "Cummins Cares" awards provided by Cummins on October 3, 2022 and converted them to Atmus shares on March 18, 2024 upon full separation. The vesting schedule aligned with the original awards'. See additional details in the section titled "Converted Cummins Cares Awards."
(5)Ms. Hickey's outstanding equity, inclusive of 2024 grants, were forfeited upon her separation from the Company on August 18, 2024.

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OUTSTANDING EQUITY AWARDS AT 2024 YEAR-END
The Atmus closing stock price of $39.18 on December 31, 2024 were used to calculate the values in the table below. The table excludes Toni Hickey, who was not an employee as of December 31, 2024 and whose equity was forfeited upon separation from the Company on August 18, 2024.

		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Name	Nature of Award	Exercisable	Unexercisable
Stephanie J. Disher	RSU Award (1) (2)					38,174	$1,495,657
	RSU Award (1) (3)					126,103	$4,940,716
	RSU Award (1) (4)					40,288	$1,578,484
	RSU Award (1) (5)					10,111	$396,149
	PSU Award (8)							115,794	$4,536,809
	PSU Award (9)							178,610	$6,997,940
	PSU Award (10)							3,286	$128,745
	PSU Award (10)							8,296	$325,037
Jack Kienzler	RSU Award (1) (2)					8,982	$351,915
	RSU Award (1) (6)					99	$3,879
	RSU Award (1) (3)					25,221	$988,159
	RSU Award (1) (4)					9,784	$383,337
	RSU Award (1) (5)					1,423	$55,753
	PSU Award (8)							27,245	$1,067,459
	PSU Award (9)							43,377	$1,699,511
	PSU Award (10)							1,616	$63,315
Charles Masters	RSU Award (1) (2)					4,772	$186,967
	RSU Award (1) (6)					99	$3,879
	RSU Award (1) (3)					12,610	$494,060
	RSU Award (1) (4)					5,036	$197,310
	RSU Award (1) (5)					2,054	$80,476
	PSU Award (8)							14,474	$567,091
	PSU Award (9)							22,327	$874,772
	PSU Award (10)							2,370	$92,857
Renee Swan	RSU Award (1) (2)					3,930	$153,977
	RSU Award (1) (4)					4,414	$172,941
	RSU Award (1) (3)					12,610	$494,060
	RSU Award (1) (7)					19,616	$768,555
	PSU Award (8)							11,920	$467,026
	PSU Award (9)							20,596	$806,951

(1)Each RSU that vests will be settled with one share of Atmus Common Stock, subject to the terms of the Atmus Omnibus Plan.
(2)These RSUs were granted on April 1, 2024 under the Atmus Omnibus Plan as a 2024 annual grant and vests on March 1, 2027.
(3)These RSUs were granted on August 14, 2023 under the Atmus Omnibus Plan as off-cycle grants and vest in two equal installments on May 30, 2026 and May 30, 2027.
(4)These RSUs were granted on June 30, 2023 (except for Renee Swan, whose RSUs were granted on her hire date of August 14, 2023) under the Atmus Omnibus Plan as part of Atmus’ 2023 annual long-term incentive compensation program and vest on March 15, 2026.
(5)These RSUs were granted on June 16, 2023 under the Atmus Omnibus Plan relating to Atmus Common Stock, representing a portion of the remaining value of the Cummins long-term incentives for the 2022 – 24 performance cycle held by the NEO under the Cummins Omnibus Plan at the time of the IPO. The RSUs will vest on the same schedule as the Cummins long-term incentive awards to which they relate.
(6)These RSUs were granted on March 18, 2024 under the Atmus Omnibus Plan relating to Atmus Common Stock, representing the converted "Cummins Cares" held by select employees under the Cummins Omnibus Plan to support IPO and Split. The RSUs will vest on the same schedule as the Cummins long-term incentive awards to which they related.
(7)These RSUs were granted on August 14, 2023 under the Atmus Omnibus Plan as an off cycle grant as part of employment offer to make up for forfeited equity from resignation from the prior employer and vest in three equal installments on the first, second and third anniversary of date of grant.
(8)These PSUs were granted on April 1, 2024 for the 2024 – 2026. The number of PSUs is represented at 130%. The PSUs earned will be settled in shares in March 2027.
(9)These PSUs were granted on June 30, 2023 (except for Renee Swan, whose PSUs were granted on her hire date of August 14, 2023) for the 2023 – 2025 performance period. The number of PSUs is represented at 190%. The performance shares earned will be settled in shares in March 2026.
(10)These PSUs were granted on June 16, 2023 for the 2022 – 2024 stub cycle period representing the remaining value of performance awards granted under the Cummins Omnibus Plan for the performance period 2022 – 2024. The number of PSUs is represented at max. The PSUs earned will be settled in shares in March 2025.These stock options were
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granted on April 6, 2020 and vested and became exercisable with respect to all of the underlying shares of Cummins Common Stock on the third anniversary of the grant date, or upon the recipient’s earlier retirement, death, or disability, so long as the recipient is continuously employed by Atmus or a subsidiary until such a date or event.

2024 Nonqualified Deferred Compensation
None of Atmus’ NEOs have participated in any non-qualified deferred compensation plans prior to December 31, 2024.
Potential Payments Upon Termination or Change of Control as of 2024 Year-End
The following section provides information relating to payments and other benefits to which Atmus’ NEOs may become entitled upon a qualifying termination of employment or change of control of Atmus.

Potential Payments Upon Termination of Employment Not in Connection With a Change of Control
The following narrative and tables summarize arrangements under which payments may be made to Atmus’ NEOs in the event of a termination of employment other than in connection with a change of control.
Severance Policy
Atmus’ severance policy is designed to be consistent with prevailing market practice and good governance guidelines. The policy covers Atmus’ leadership officers, including the NEOs, and provides the following benefits to Atmus’ NEOs upon termination of employment without “cause” other than in connection with a change of control:

For Atmus' Chief Executive Officer	For Other Leadership Officers, Including NEOs other than the CEO
•Severance equal to two years’ salary, paid monthly over two years, plus a pro-rated annual bonus for the year in which termination occurs, calculated at the actual payout factor and paid at the normal time.
•Health insurance, outplacement service and financial counseling benefits paid during the salary continuation period.

•Severance equal to one year’s salary, paid monthly over one year, plus a pro-rated actual bonus for the year in which termination occurs, calculated at the actual payout factor and paid at the normal time.
•Health insurance, outplacement service and financial counseling benefits paid during the salary continuation period.

“Cause” is defined for this purpose generally as (1) a material violation of the provisions of certain agreements or an applicable code of ethics or other policy; (2) gross negligence or willful misconduct, or refusal to perform duties and responsibilities; (3) conduct that brings, or is reasonably likely to bring, Atmus or an affiliate negative publicity or cause financial or reputational harm; (4) an act of dishonesty or disloyalty involving Atmus or an affiliate; (5) violation of any law in connection with employment or service; (6) breach of a fiduciary duty; (7) embezzlement, misappropriation or fraud; or (8) conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony or a crime that constitutes a misdemeanor involving moral turpitude.
Long-Term Incentive Awards
As described elsewhere in this prospectus, Atmus has granted to its NEOs awards of PSUs and RSUs that generally require continued employment or service for vesting to occur, subject to limited exceptions. These exceptions are described below.
Retirement
Upon a qualifying retirement, an award holder’s PSUs and RSUs will generally be prorated based on the number of months of active service in the vesting or performance period, and the prorated PSUs will be earned following the end of the performance period using the actual payout factor.
A qualifying retirement is defined for this purpose generally as (1) retirement at any age with at least 30 years of credited service, (2) retirement at age 55 or older with at least five years of credited service or (3) retirement at age 65 regardless of the number of years of credited service. None of Atmus’ NEOs was eligible for a qualifying retirement as of December 31, 2024.
Death or Disability
Upon the award holder’s death or disability prior to vesting, PSUs and RSUs will generally be prorated based on the number of months of active service in the performance period, and the prorated PSUs will be earned using a payout factor determined by the timing of the death or disability in the performance period:

Death or Disability Occurring During:	Payout Factor
Year 1 of Performance Period	Target
Year 2 of Performance Period	Year 1 PSUs’ payout factor will be based on actual performance results for year 1; the payout factor for the remaining portion of the pro rata PSUs will be target
Year 3 of Performance Period	Actual payout factor for the full performance period
As an exception to the general pro rata treatment, Atmus RSUs granted in replacement of Cummins’ long-term incentive awards in connection with the IPO will vest in full on death or disability. “Disability” is defined for this purpose as eligibility for benefits under Atmus’ long-term disability plan.
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Payments and other benefits to each of Atmus’ NEOs under the arrangements described above, assuming that the triggering event occurred on December 31, 2024 and that the value of Atmus’ Common Stock was $39.18, the closing price on the last day of 2024, are estimated in the table below. Only payments or other benefits that would be accelerated or otherwise enhanced as a result of the triggering event are included in the table below. Awards that would be forfeited or not paid upon the triggering event, or that were already fully vested as of December 31, 2024, are either not included in the table below or are shown as having no value in connection with the triggering event. None of the NEOs are eligible for retirement as of December 31, 2024 and the Qualifying Retirement column has been omitted in the tables below.
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Stephanie J. Disher	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Death	Disability
Severance	$—	$1,750,000	$—	$—	$—
Annual Bonus	$—	$962,500	$—	$—	$—
Health Insurance Continuation	$—	$75,299	$—	$—	$—
Outplacement	$—	$10,620	$—	$—	$—
Financial Counseling	$—	$30,000	$—	$—	$—
Accelerated or Continued Vesting of Long-Term Incentive Awards	$—	$—	$—	$—	$—
PSUs for 2022 - 2024 Stub Cycle(1)	$—	$—	$—	$431,094	$431,094
PSUs for 2023 - 2025 Cycle(2)	$—	$—	$—	$2,455,411	$2,455,411
PSUs for 2024 - 2026 Cycle(3)	$—	$—	$—	$1,163,280	$1,163,280
Performance Cash for 2022 - 2024 Stub Cycle	$—	$—	$—	$64,015	$64,015
RSU Launch Grants	$—	$—	$—	$4,940,716	$4,940,716
RSUs in Replacement of Outstanding Cummins 2022 - 2024 Cycle Performance Shares	$—	$—	$—	$396,149	$396,149
RSUs for 2023 - 2025 Cycle	$—	$—	$—	$1,052,323	$1,052,323
RSU 2024 Cares Awards	$—	$—	$—	$—	$—
RSUs for 2024 - 2026 Cycle	$—	$—	$—	$498,552	$498,552
Aggregate Payment and Benefits	$—	$2,828,419	$—	$11,001,540	$11,001,540

(1)The entire 2022 – 2024 award performance period was completed as of December 31, 2024, but is not earned. The award is shown assuming a payout factor of 1.9 payable under a qualifying retirement, death, and disability.
(2)Since the termination event is assumed to occur on December 31, 2024, which was the end of the second year of the 2023 – 2025 award cycle, for purposes of this table, two-thirds of the target awards for the 2023 – 2025 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability.
(3)Since the termination event is assumed to occur on December 31, 2024, which was the end of the first year of the 2024 – 2026 award cycle, for purposes of this table, one-third of the target awards for the 2024 – 2026 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability.
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Jack Kienzler	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Death	Disability
Severance	$—	$505,000	$—	$—	$—
Annual Bonus	$—	$353,500	$—	$—	$—
Health Insurance Continuation	$—	$37,649	$—	$—	$—
Outplacement	$—	$5,310	$—	$—	$—
Financial Counseling	$—	$15,000	$—	$—	$—
Accelerated or Continued Vesting of Long-Term Incentive Awards	$—	$—	$—	$—	$—
PSUs for 2022 - 2024 Stub Cycle(1)	$—	$—	$—	$60,149	$60,149
PSUs for 2023 - 2025 Cycle(2)	$—	$—	$—	$596,320	$596,320
PSUs for 2024 - 2026 Cycle(3)	$—	$—	$—	$273,711	$273,711
Performance Cash for 2022 - 2024 Stub Cycle	$—	$—	$—	$9,145	$9,145
RSU Launch Grants	$—	$—	$—	$988,159	$988,159
RSUs in Replacement of Outstanding Cummins 2022 - 2024 Cycle Performance Shares	$—	$—	$—	$55,753	$55,753
RSUs for 2023 - 2025 Cycle	$—	$—	$—	$255,558	$255,558
RSU 2024 Cares Awards	$—	$—	$—	$—	$—
RSUs for 2024 - 2026 Cycle	$—	$—	$—	$117,305	$117,305
Aggregate Payment and Benefits	$—	$916,459	$—	$2,356,100	$2,356,100

(1)The entire 2022 – 2024 award performance period was completed as of December 31, 2024, but is not earned. The award is shown assuming a payout factor of 1.9 payable under a qualifying retirement, death, and disability.
(2)Since the termination event is assumed to occur on December 31, 2024, which was the end of the second year of the 2023 – 2025 award cycle, for purposes of this table, two-thirds of the target awards for the 2023 – 2025 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability.
(3)Since the termination event is assumed to occur on December 31, 2024, which was the end of the first year of the 2024 – 2026 award cycle, for purposes of this table, one-third of the target awards for the 2024 – 2026 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability

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Charles Masters	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Death	Disability
Severance	$—	$460,000	$—	$—	$—
Annual Bonus	$—	$276,000	$—	$—	$—
Health Insurance Continuation	$—	$37,649	$—	$—	$—
Outplacement	$—	$5,310	$—	$—	$—
Financial Counseling	$—	$15,000	$—	$—	$—
Accelerated or Continued Vesting of Long-Term Incentive Awards	$—	$—	$—	$—	$—
PSUs for 2022 - 2024 Stub Cycle(1)	$—	$—	$—	$88,214	$88,214
PSUs for 2023 - 2025 Cycle(2)	$—	$—	$—	$306,936	$306,936
PSUs for 2024 - 2026 Cycle(3)	$—	$—	$—	$145,410	$145,410
Performance Cash for 2022 - 2024 Stub Cycle	$—	$—	$—	$12,803	$12,803
RSU Launch Grants	$—	$—	$—	$494,060	$494,060
RSUs in Replacement of Outstanding Cummins 2022 - 2024 Cycle Performance Shares	$—	$—	$—	$80,476	$80,476
RSUs for 2023 - 2025 Cycle	$—	$—	$—	$131,540	$131,540
RSU 2024 Cares Awards	$—	$—	$—	$—	$—
RSUs for 2024 - 2026 Cycle	$—	$—	$—	$62,322	$62,322
Aggregate Payment and Benefits	$—	$793,959	$—	$1,321,761	$1,321,761

(1)The entire 2022 – 2024 award performance period was completed as of December 31, 2024, but is not earned. The award is shown assuming a payout factor of 1.9 payable under a qualifying retirement, death, and disability.
(2)Since the termination event is assumed to occur on December 31, 2024, which was the end of the second year of the 2023 – 2025 award cycle, for purposes of this table, two-thirds of the target awards for the 2023 – 2025 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability.
(3)Since the termination event is assumed to occur on December 31, 2024, which was the end of the first year of the 2024 – 2026 award cycle, for purposes of this table, one-third of the target awards for the 2024 – 2026 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability

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Renee Swan	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Death	Disability
Severance	$—	$416,000	$—	$—	$—
Annual Bonus	$—	$249,600	$—	$—	$—
Health Insurance Continuation	$—	$37,649	$—	$—	$—
Outplacement	$—	$5,310	$—	$—	$—
Financial Counseling	$—	$15,000	$—	$—	$—
Accelerated or Continued Vesting of Long-Term Incentive Awards	$—	$—	$—	$—	$—
PSUs for 2022 - 2024 Stub Cycle(1)	$—	$—	$—	$—	$—
PSUs for 2023 - 2025 Cycle(2)	$—	$—	$—	$403,476	$403,476
PSUs for 2024 - 2026 Cycle(3)	$—	$—	$—	$119,747	$119,747
Performance Cash for 2022 - 2024 Stub Cycle	$—	$—	$—	$—	$—
RSU 2023 Sign-On Grant	$—	$—	$—	$768,555	$768,555
RSU Launch Grants	$—	$—	$—	$494,060	$494,060
RSUs in Replacement of Outstanding Cummins 2022 - 2024 Cycle Performance Shares	$—	$—	$—	$—	$—
RSUs for 2023 - 2025 Cycle	$—	$—	$—	$172,941	$172,941
RSU 2024 Cares Awards	$—	$—	$—	$—	$—
RSUs for 2024 - 2026 Cycle	$—	$—	$—	$51,326	$51,326
Aggregate Payment and Benefits	$—	$723,559	$—	$2,010,105	$2,010,105

(1)The entire 2022 – 2024 award performance period was completed as of December 31, 2024, but is not earned. The award is shown assuming a payout factor of 1.9 payable under a qualifying retirement, death, and disability.
(2)Since the termination event is assumed to occur on December 31, 2024, which was the end of the second year of the 2023 – 2025 award cycle, for purposes of this table, two-thirds of the target awards for the 2023 – 2025 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability.
(3)Since the termination event is assumed to occur on December 31, 2024, which was the end of the first year of the 2024 – 2026 award cycle, for purposes of this table, one-third of the target awards for the 2024 – 2026 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability
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Potential Payments Upon Change of Control or a Termination of Employment in Connection With a Change of Control
The following narrative and tables summarize the arrangements under which payments may be made to Atmus’ NEOs in the event of a termination of employment in connection with a change of control.
Change of Control Severance Policy
As previously disclosed, Atmus has adopted a change of control severance policy following the IPO that is designed to be consistent with prevailing market practice and good governance guidelines.
Atmus’ change of control severance policy covers Atmus leadership officers, including Atmus’ NEOs, and provides for the following benefits upon termination of employment without “cause” or for “good reason” within the 60 days preceding, or the two years following, the change of control.

For Atmus' Chief Executive Officer	For Atmus' NEOs Other Than the CEO
•Severance equal to three times the sum of annual salary plus the annual target bonus. •Health insurance, outplacement service and financial counseling benefits.	•Severance equal to two times the sum of annual salary plus the annual target bonus. •Health insurance, outplacement service and financial counseling benefits.
“Cause” is defined for this purpose generally as (1) willful and continued failure to perform substantially the executive’s duties (other than any such failure resulting from incapacity due to physical or mental illness), or (2) conviction of a felony.
“Good reason” is defined for this purpose generally as (1) the assignment of duties inconsistent with the executive’s position, authority, duties or responsibilities, or any other action by Atmus that results in a diminution in such position, authority, duties or responsibilities, excluding certain actions that are remedied promptly after receipt of notice, (2) a required relocation of the principal place of work to a location that would substantially increase the commute or requirement to travel to a substantially greater extent than prior to the change of control, (3) a reduction in salary or participation level or opportunity in any bonus or other incentive compensation plan or program, or (4) Atmus’ material breach of any provision of the change of control severance policy.
“Change of control” is defined for this purpose generally as (1) the consummation of (a) certain mergers or similar forms of corporate transactions, or (b) certain dispositions of all or substantially all of Atmus’ assets, unless there is more than 50% continuity in ownership following the transaction, (2) approval by Atmus’ stockholders of any plan or proposal for the complete liquidation or dissolution of Atmus, (3) certain persons becoming the beneficial owners of 25% or more of the combined voting power of Atmus’ outstanding securities, (4) certain changes in the majority of Atmus’ incumbent directors during a period of two years (excluding any changes that are not approved by a majority of the incumbent directors) or (5) any other event that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.
Long-Term Incentive Awards
As described elsewhere in this Proxy Statement, Atmus has granted to its NEOs awards of PSUs and RSUs. Upon a change of control, these awards would be treated in accordance with the governing plan documents and grant agreements. Under the current plan document, if the awards would not be continued, assumed or replaced with the same type of award with similar terms and conditions, then all outstanding awards would be cancelled in exchange for a cash payment equal to the value of the vested and unvested awards (at the target level of achievement, for performance awards) at the time of the change of control. If the awards are continued, assumed or replaced, then the awards would vest in full (at the target level of achievement, for performance awards) only if the award holder is terminated without “cause” or for “good reason” within the 24 months following the change of control.
The purposes of these benefits are to encourage Atmus’ key executives to concentrate on taking actions that are in the best interests of Atmus’ stockholders without regard to whether such actions may ultimately have an adverse impact on their job security, and to enable key executives to provide objective advice on any potential change of control without undue concern for their personal financial situations.
Atmus does not provide tax gross-ups for excise taxes imposed because of the “golden parachute” excise tax provisions of Code Sections 280G and 4999. Atmus instead provides that, if excise taxes are imposed because of the golden parachute excise tax provisions of Code Sections 280G and 4999, change of control compensation will either be cut back to below the level that would trigger the imposition of the excise taxes, or paid in full and be subject to the excise taxes, whichever results in the better after-tax outcome to the affected person.
Payments and other benefits to each of Atmus’ NEOs under these arrangements, assuming that the triggering events occurred on December 31, 2024 and that the value of Atmus’ common stock was $39.18, the closing price on the last trading day of 2024, are estimated in the table below. Only payments or other benefits that would be accelerated or otherwise enhanced as a result of the triggering event are included. Awards that would be forfeited or not paid upon the triggering event, or that were already fully vested as of December 31, 2024, are either not included in the table below or are shown as having no value in connection with the triggering event. Amounts actually received, should any of the triggering events occur, may vary.
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The following table sets forth the payments that would have been paid to Atmus’ NEOs in the event their employment was terminated on December 31, 2024, in connection with a change of control:

Payments	Stephanie J. Disher	Jack Kienzler	Charles Masters	Renee Swan
Severance	$5,512,500	$1,717,000	$1,472,000	$1,331,200
Unvested Restricted Stock	$8,411,006	$1,783,043	$962,692	$1,589,533
Unvested Performance Cash Plan	$—	$—	$—	$—
Unvested Performance Share Plan	$7,399,848	$1,747,271	$943,063	$762,717
Retirement Benefit Payment	$—	$—	$—	$—
Health Insurance	$112,948	$75,299	$75,299	$75,299
Outplacement Service	$15,930	$10,620	$10,620	$10,620
Financial Counseling Benefit	$45,000	$30,000	$30,000	$30,000
Reduction due to Best Net of Taxes Provision	$—	$—	$—	$—
Aggregate Payments	$21,497,232	$5,363,233	$3,493,674	$3,799,369
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations of the Exchange Act implementing Section 953(b), the ratio of the compensation of Atmus’ CEO compared to the compensation of Atmus’ median employee in 2024 is set forth below.
Ms. Disher’s compensation (as reported in the Summary Compensation Table) for 2024 was 175 times the similarly calculated compensation of Atmus’ median employee. The compensation amounts used to calculate the ratio are as follows:

2024 Annual Total Compensation
Stephanie Disher	$6,094,165
Median Employee	$34,777
To identify Atmus’ median employee, Atmus began by reviewing the 2024 annual base salary and hourly wages plus target variable compensation (target total cash compensation) of all Atmus employees globally, including all full-time and part-time employees who were on Atmus’ payroll as of December 31, 2024. Approximately 35% of the headcount is located in the U.S. Atmus used the annual base salaries or hourly wages including those of permanent employees who had been employed by Atmus for less than the full year. Atmus converted the annual target total cash compensation of all employees to United States dollars to aid in the identification of the median employee.
While Atmus designs its compensation programs to reflect the local market practices in each country in which it operates, Atmus strives to reference, on average, market median pay for all employees globally, having taken into consideration the 25th and 75th percentiles as well.

PAY VERSUS PERFORMANCE DISCLOSURE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of the SEC’s Regulation S-K, we are providing the following information about the relationship between “Compensation Actually Paid,” referred to as “CAP,” to our CEO (or principal executive officer ("PEO")) and our other NEOs as compared to Atmus’ total stockholder return (“TSR”), the TSR of our selected peer group, our GAAP net income, and our company-selected performance measure, Adjusted EBITDA. For further information concerning Atmus’ performance-based approach to executive compensation and how Atmus aligns executive compensation with Atmus’ performance, refer to the Compensation Discussion and Analysis of this Proxy Statement.
2024 Pay vs. Performance Table

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($MM) (4)	Adjusted EBITDA ($MM) (5)
					Atmus TSR (3)	Peer Group TSR (3)
2024	$6,094,165	$13,267,710	$1,381,068	$1,915,725	$181.50	$144.92	$185.6	$329.5
2023	$8,783,500	$10,716,380	$1,866,873	$2,157,381	$108.50	$124.51	$171.3	$302.3
(1)The PEO and Non-PEO NEOs included in the above compensation columns reflect the following:

Year	PEO	Compensation Actually Paid to PEO
2024	Stephanie Disher	Jack Kienzler, Charles Masters, Renee Swan, Toni Y. Hickey
2023	Stephanie Disher	Jack Kienzler, Charles Masters, Renee Swan, Toni Y. Hickey
(2)Compensation Actually Paid (“CAP”) reflects the SEC’s required methodology, with adjustments for calculating CAP from Summary Compensation Table values provided in the tables below.
(3)Total Shareholder Return (TSR) compares the cumulative total shareholder return on our shares against the cumulative return on the S&P 500 Industrial Index. It assumes the investment of $100 in our shares and in the S&P 500 Industrial Index at May 26, 2023.
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(4)Net Income reflects GAAP net income, as disclosed in our financial statements.
(5)Adjusted EBITDA is defined as EBITDA after adding back certain one-time expenses, including costs associated with separation activities; for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measures, please see Appendix A.

2024 Adjustments to Calculate Compensation Actually Paid PEO:

Year	SCT Total Compensation	Deduct Grant Date Fair Value of Stock and Option Awards	Add Year-End Fair Value of Equity Awards Granted in Year	Add Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Add Fair Value of Equity Awards Granted and Vested in the Year	Add Change in Fair Value of Vested Equity Awards Granted in Prior Years	Deduct Fair Value of Equity Awards that Failed to Meet Vesting Conditions in Year	Add Value of Dividends or other Earnings Paid on Equity Awards	Total Equity Adjustments	Total CAP
2024	$6,094,165	($4,126,588)	$5,683,466	$5,610,444	$0	$6,223	$0	$0	$11,300,133	$13,267,710
Average Non-PEO NEOs:

Year	SCT Total Compensation	Deduct Grant Date Fair Value of Stock and Option Awards	Add Year-End Fair Value of Equity Awards Granted in Year	Add Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Add Fair Value of Equity Awards Granted and Vested in the Year	Add Change in Fair Value of Vested Equity Awards Granted in Prior Years	Deduct Fair Value of Equity Awards that Failed to Meet Vesting Conditions in Year	Add Value of Dividends or other Earnings Paid on Equity Awards	Total Equity Adjustments	Total CAP
2024	$1,381,068	($603,009)	$660,136	$696,774	$1,651	$23,842	($244,738)	$0	$1,137,665	$1,915,724

Relationship Between Compensation Actually Paid (CAP) and Performance Measures
The Pay versus Performance table above illustrates the following:

▪Atmus achieved TSR of 81.5% and the peer group achieved TSR of 44.9% from May 26, 2023 through December 31, 2024.
▪2024 CAP for both our PEO and our non-PEO NEOs is higher than Summary Compensation Table total compensation because our stock price increased 81.5%, and a significant proportion of PEO and non-PEO NEO pay is in the form of stock-based compensation.
▪Atmus’ 2024 net income increased to $185.6 million from $171.3 million in 2023.
▪Atmus’ 2024 Adjusted EBITDA increased to $329.5 million from $302.3 million in 2023. Adjusted EBITDA is the sole measure in our 2024 annual bonus and the 2022-2024 post-IPO stub cycle PSU award. The positive increase in Adjusted EBITDA contributed to a positive increase in CAP to our PEO and our non-PEO NEOs. Adjusted EBITDA is also a measure, along with ROIC, in the 2023-2025 PSU award and will have an effect on future CAP.

CAP vs. TSR
Compensation Actually Paid
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Total Shareholder Return
$200.00
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
2023
2024
CEO CAP
Avg. NEO CAP
Atmus TSR
Peer Group TSR

Tabular List of Performance Measures
The table below lists our most important performance measures used to link CAP for our NEOs to Atmus performance over the fiscal year ending December 31, 2024. These measures are used to determine payouts for our annual bonus and for our long-term incentive PSUs. We list only two financial performance measures in the table below because, during 2024, we used only two such measures to link CAP for our NEOs to Atmus performance. For more information on our incentive plan measures and goals, refer to the section titled “Compensation Discussion and Analysis.” The performance measures included in this table are not ranked by relative importance.

Most Important Metrics

Adjusted EBITDA
ROIC
2025 PROXY STATEMENT | 54

TALENT MANAGEMENT AND COMPENSATION COMMITTEE REPORT
The Talent Management and Compensation Committee reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with management. Based on such review and discussion, the Talent Management and Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement for incorporation by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The Talent Management and Compensation Committee acts under a charter adopted by the Board of the Directors that is reviewed annually. The charter is available on our website located at www.atmus.com.
By the Members of the Talent Management and Compensation Committee:
Jane A. Leipold (Chair)
Stephen E. Macadam
Stuart A. Taylor II
2025 PROXY STATEMENT | 55

PROPOSAL 2 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Board of Directors recommends that you vote "FOR" the advisory vote to approve the compensation of the Named Executive Officers
As required by Section 14A of the Exchange Act, the Board of Directors is soliciting an advisory (non-binding) stockholder vote, commonly referred to as “Say-on-Pay”, to approve the compensation of the named executive officers (NEOs) whose compensation is disclosed in this Proxy Statement.
The Board of Directors strongly endorses our executive compensation program and recommends that the stockholders vote in favor of the following Resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this Proxy Statement.”
Stockholders are encouraged to review the Compensation Discussion and Analysis section above as well as the accompanying tables and narrative disclosure referred to in the proposed resolution, which provide details about our executive compensation program as well as specific information about the compensation of our named executive officers.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this Proxy Statement. Although the vote is non-binding, the Board of Directors and the Talent Management and Compensation Committee value the opinions of our stockholders, and to the extent there is a significant vote against the above resolution the Talent Management and Compensation Committee will consider the stockholders’ concerns and will evaluate any actions that it believes may be necessary to address those concerns.
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AUDIT
PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors recommends that you vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as Atmus’ independent registered public accounting firm for 2025
Under its charter, the Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm and has voted to appoint PwC, as the firm of independent public accountants to audit our 2025 financial statements.
PwC has served as the principal independent auditor for the Company since 2022 when we were still a wholly-owned subsidiary of Cummins. The Audit Committee believes that the continued retention of PwC to serve as the Company’s independent registered auditor is in the best interests of the Company and its stockholders and has therefore reappointed PwC as the independent registered auditor for the Company for 2025. We recognize that there are several benefits of retaining a longer-tenured independent auditor. PwC has gained institutional knowledge and expertise regarding the Company’s global operations, accounting policies and practices, and internal control over financial reporting. Audit and other fees are also competitive with peer companies because of PwC’s familiarity with the Company and its operations.
Although we are not required to submit the appointment of PwC to a vote of the stockholders, our Board of Directors believes it is appropriate to request that the stockholders ratify the appointment. If the stockholders do not ratify this appointment, the Audit Committee will investigate the reasons for the rejection and will reconsider the appointment. A representative of PwC is expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.
PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
The Board has adopted a policy for the pre-approval of all audit and permitted non-audit services to be provided to Atmus by its independent auditor.
The Sarbanes-Oxley Act of 2002 and rules of the SEC prohibit our independent accountant from providing certain types of non-audit services to us. They also require that all audit, review or attest engagements required under the securities laws and permitted non-audit services provided to us by our independent accountant be pre-approved by the Audit Committee or one of its members to whom the Audit Committee has delegated authority. Under our policy and procedures, when considering whether to approve non-audit services to be provided by our independent accountant, the Audit Committee must consider whether the provision of the service would adversely affect the independence of the independent accountant. Specifically, the Audit Committee must consider whether the provision of the service would (i) place the accountant in the position of auditing his or her own work; (ii) result in the accountant acting as management or an employee of the Company; or (iii) place the accountant in the position of being an advocate for us. Any proposed non-audit service that the Audit Committee determines would adversely affect the independence of our independent accountant will not be approved. The Audit Committee is solely responsible for pre-approving all audit and non-audit services. The Audit Committee has delegated to its chair authority to pre-approve audit and permitted non-audit services to be provided by our independent accountant, provided that such services are permissible under our foregoing policy and procedures. Decisions of the chair must be reported to the full Audit Committee at its next scheduled meeting.
AUDIT FEES, AUDIT-RELATED FEES AND ALL OTHER FEES
The following table sets forth the fees for professional services rendered by PwC with respect to fiscal years 2024 and 2023.

Fee Category	2024	2023
Audit-Fees(1)	$3,301,850	$2,797,500
Audit-Related Fees(2)	$300,500	$—
Tax Fees(3)	$—	$35,500
All Other Fees(4)	$2,000	$30,000
(1) “Audit Fees” principally includes audit and review of financial statements (including internal control over financial reporting), statutory audits and SEC registration statements.
(2) “Audit-Related Fees” principally includes attestation services requested by management, accounting consultations, and pre- or post-implementation reviews of processes or systems.
(3) “Tax Fees” includes fees for VAT audit of Cummins NV.
(4) “All Other Fees” includes fees billed for all other professional services rendered, other than those reported as “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

2025 PROXY STATEMENT | 57

AUDIT COMMITTEE REPORT
The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities. The Sarbanes-Oxley Act and the NYSE require that our Audit Committee be composed of at least three members, all of whom must be independent. The Board has determined that the Audit Committee is entirely “independent,” as that term is defined in the independence requirements for audit committee members contained in the applicable rules of the SEC and corporate governance standards of the NYSE. The Audit Committee acts under a charter adopted by the Board of Directors that is reviewed annually. The charter is available on our website located at www.atmus.com.
Management is responsible for the Company’s internal controls, the financial reporting process, and for compliance with applicable laws and regulations. The Audit Committee’s responsibility is to monitor and oversee these processes. PwC, the Company’s registered public accounting firm, was responsible for performing an independent audit of the Company’s most recent consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.
In performing its responsibilities, the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements and the effectiveness of internal control over financial reporting with management and PwC. The Audit Committee discussed with PwC matters required to be discussed under Statement on Auditing Standards No. 1301 “Communications with Audit Committees” adopted by the Public Company Accounting Oversight Board (the “PCAOB”). PwC also provided to the Audit Committee the written disclosures and letter required by PCAOB standards concerning PwC’s independence, and the Audit Committee discussed with PwC that firm’s independence.
Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC.
By the Members of the Audit Committee:
Gretchen R. Haggerty (Chair)
R. Edwin Bennett
Diego Donoso

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OTHER MANAGEMENT PROPOSALS
PROPOSAL 4 – AMENDMENT TO CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND PHASE-IN ANNUAL DIRECTOR ELECTIONS

The Board of Directors recommends that you vote "FOR" declassification of the Board of Directors and phase-in of annual director elections
In proposing this amendment to our Amended and Restated Certificate of Incorporation ("Charter"), our Board considered stockholder feedback and evolving governance practices. Our Board has unanimously approved and declared advisable, and recommends that our stockholders adopt, an amendment to our Charter to declassify our Board and phase-in annual director elections.
Our Charter provides for three classes of directors, with each class elected for a three-year term. The Board believes it is advisable and in the best interests of the Company and its stockholders to further amend our Charter to phase out the classified Board so that the Board is fully declassified by the 2028 annual meeting of stockholders (the “Declassification Amendment”).
The Declassification Amendment will amend Article V, Sections 5.4 and 5.5 of our Charter to provide that our classified Board structure will be phased out beginning at the 2026 annual meeting of stockholders, such that from and after the 2028 annual meeting of stockholders, all directors will be up for election at each annual meeting and will serve for a term of one year and until such directors’ successors are duly elected and qualified or until such directors’ earlier death, resignation or removal.
Pursuant to the Declassification Amendment, the phaseout of the classified Board commences with the 2026 annual meeting of stockholders, at which the Class III directors will be up for election, and each such director will be elected for a one-year term. At the 2027 annual meeting of stockholders, the Class I and Class III directors will be up for election, and each such director will be elected for a one-year term. Finally, at the 2028 annual meeting of stockholders, all classes of directors will be up for election, and each director elected at the 2028 annual meeting of stockholders (and at all annual meetings thereafter) will be elected for a one-year term and until his or her successor is duly elected and qualified or until such director’s earlier death, resignation or removal. The phasing in of annual elections of directors over this period is designed so that the term of any incumbent director will not be shortened, and to ensure a smooth transition to a system of annual elections of all our directors.
The Declassification Amendment also provides that directors elected to fill any vacancy on the Board, or to fill newly created director positions resulting from an increase in the number of directors, before the 2028 annual meeting of stockholders, would serve the remainder of the term for the class to which they are elected.
Under Delaware law, directors of companies that have a classified board may be removed only for cause, unless the certificate of incorporation provides otherwise, while directors of companies that do not have a classified board may be removed with or without cause and only by a vote of the majority of the shares then entitled to vote at an election of directors. Article V, Section 5.7 of our Charter provides that a director may be removed from office only with cause and only by the affirmative vote of the holders of at least 75% in voting power of all the then-outstanding shares of common stock of the Company entitled to vote thereon. Therefore, if the proposed Declassification Amendment is adopted, Section 5.7 of our Charter will also be amended to provide that, beginning with the 2028 annual meeting of stockholders (that is, when the Board is no longer classified), a director may be removed from office with or without cause by a majority of the shares then entitled to vote at an election of directors as required by Delaware law.
The proposed Second Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix B, which we would file promptly following the Annual Meeting if our stockholders approve this proposal (subject to revision as described below under “Partial Stockholder Approval of Recommended Charter Amendments” if our stockholders approve only some of the Charter amendment proposals recommended by the Board in this Proxy Statement). Certain conforming changes will be required to be made to our bylaws, contingent upon the effectiveness of the proposed amendment to the Charter. If the Charter amendment is approved, the Board will adopt the conforming changes to the bylaws (which do not require stockholder approval), with such changes as the Board may approve consistent with the amended Charter.
Approval of the Declassification Amendment requires the affirmative vote of the holders of at least 75% in voting power of all the outstanding shares of common stock entitled to vote thereon.
Partial Stockholder Approval of Recommended Charter Amendments

We are submitting, and the Board unanimously recommends that you vote “FOR”, three separate proposals to amend our Charter: Proposal 4 to declassify our Board, Proposal 5 to eliminate supermajority voting provisions and Proposal 6 to eliminate legacy parent provisions. If each of these Board-recommended Charter amendment proposals are approved by our stockholders, all of the changes contained in the proposed Second Amended and Restated Certificate of Incorporation attached to this Proxy Statement as Appendix B will be made. However, approval of one Board-recommended Charter amendment proposal is not contingent on approval of the other, and if only some, but not all, of the Board-recommended Charter amendment proposals are approved by our stockholders, amendments to our Charter contained in Appendix B will made as follows:

•Amendment to Article V, Sections 5.4, 5.5 and 5.6 will be made as set forth in Appendix B only if Proposal 4 is approved by our stockholders;

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•Amendment to Article V, Section 5.7 will be made as set forth in Appendix B only if both Proposal 4 and Proposal 5 are approved by our stockholders. If Proposal 4 is approved by our stockholders but Proposal 5 is not, Article V, Section 5.7 will be amended such that removal of directors from the Board may only be for cause until the election of directors at our 2028 annual meeting and thereafter may be made with or without cause, but such removal will continue to require the affirmative vote of the holders of at least 75 percent (75%) of the voting power of all of the then outstanding shares of our capital stock then entitled to vote at the election of directors, voting together as a single class. If Proposal 5 is approved by our stockholders but Proposal 4 is not, Article V, Section 5.7 will be amended such that the supermajority voting requirement would no longer apply to removal of directors but such removal may only be for cause. If neither Proposal 4 nor Proposal 5 is approved by our stockholders, no amendment to Article V, Section 5.7 will be made;

•Amendment to Article VIII and Article IX, Section 9.2 will be made as set forth in Appendix B only if Proposal 5 is approved by our stockholders; and

•Amendments to Article VII and all other amendments with respect to Cummins will be made as set forth in Appendix B only if Proposal 6 is approved by our stockholders.
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PROPOSAL 5 – AMENDMENT TO CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS

The Board of Directors recommends that you vote "FOR" the elimination of supermajority voting provisions

In proposing this amendment to the Charter, our Board considered stockholder feedback and evolving governance practices. Our Board has unanimously approved and declared advisable, and recommends that our stockholders adopt, an amendment to our Charter to eliminate all supermajority voting requirements.

Currently, our Charter provides that certain amendments to our Charter or bylaws require the affirmative vote of the holders of at least 75% in voting power of all the outstanding shares of common stock entitled to vote thereon (the “Supermajority Voting Requirement”).

Specifically, Article IX of our Charter provides that any amendment or repeal of any of the Charter provisions listed below must be approved pursuant to the Supermajority Voting Requirement:

•Board of Directors (Article V)
•Stockholders (Article VI)
•By-Laws of the Corporation (Article VIII)
•Amendment or Repeal (Section 9.2)

In addition, Article V, Section 5.7 of our Certificate of Incorporation provides that removal of any director is subject to, among others, the Supermajority Voting Requirement.

If the proposed amendments are approved by our stockholders, (i) future amendments to our Charter, including those provisions listed above, will not be subject to the Supermajority Voting Requirement and will instead require the affirmative vote of the holders of a majority of our outstanding common stock as provided under applicable law, and (ii) stockholders will not be subject to the Supermajority Voting Requirement to remove directors.

The proposed Second Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix B, which we would file as soon as practicable with the Secretary of State of the State of Delaware following the Annual Meeting if our stockholders approve this proposal (subject to revision as described above under “Proposal 4: Amendment to Certificate of Incorporation to Declassify the Board of Directors and Phase-In Annual Director Elections - Partial Stockholder Approval of Recommended Charter Amendments” if our stockholders approve only some of the Charter amendment proposals recommended by the Board in this Proxy Statement). Contingent upon the effectiveness of the proposed amendment to the Charter eliminating the Supermajority Voting Requirements, certain conforming changes will be made to our bylaws to eliminate all Supermajority Voting Requirements in the bylaws. If this Charter amendment is approved, the Board will adopt the conforming changes to the bylaws (which do not require stockholder approval), with such changes as the Board may approve consistent with the amended Charter.

Approval of the amendment of the Supermajority Voting Requirement requires the affirmative vote of the holders of at least 75% in voting power of all the outstanding shares of common stock entitled to vote thereon.

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PROPOSAL 6 – AMENDMENT TO CERTIFICATE OF INCORPORATION TO ELIMINATE LEGACY PARENT PROVISIONS

The Board of Directors recommends that you vote "FOR" the elimination of legacy parent provisions

Our current Charter includes certain legacy provisions that are specific to Cummins, our former parent company, which were implemented at the time of our initial separation from Cummins in 2023 ("Legacy Provisions"), including:

•Establishing that no fiduciary duty shall be deemed to exist between Atmus and Cummins;
•Regulating and defining the conduct of certain of the business and affairs of Atmus in relation to Cummins;
•Addressing certain agreements and transactions with Cummins; and
•Regulating certain corporate opportunities.

Considering the completion of the full separation from Cummins, our Board believes the Legacy Provisions in our Charter are no longer applicable or relevant to us. The proposed amendments to the Charter would eliminate all the Legacy Provisions.

The proposed Second Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix B, which we would file as soon as practicable with the Secretary of State of the State of Delaware following the Annual Meeting if our stockholders approve this proposal (subject to revision as described above under “Proposal 4: Amendment to Certificate of Incorporation to Declassify the Board of Directors and Phase-In Annual Director Elections - Partial Stockholder Approval of Recommended Charter Amendments” if our stockholders approve only some of the Charter amendment proposals recommended by the Board in this Proxy Statement).

Approval of the amendment to remove Legacy Provisions requires the affirmative vote of the holders of a majority of the total voting power of all the outstanding shares of common stock entitled to vote thereon.
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OTHER IMPORTANT INFORMATION
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information, as of the end of Atmus’ 2024 fiscal year, for all Atmus equity compensation plans previously approved by stockholders. We have no equity compensation plans that are not approved by stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	1,485,963(1)	N/A	5,904,822
(1) Includes 662,452 restricted stock units and 823,511 performance stock units, which performance stock units are represented at the maximum number of shares that could be issued at vesting (actual payments are based on the attainment of pre-established three fiscal-year performance goals and may differ from the number of shares presented).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of Atmus common stock as of March 17, 2025 by:
•Each director and director nominee;
•Each named executive officer;
•All directors, director nominees and executive officers of Atmus as a group; and
•Any person or group known by Atmus to beneficially own more than 5% of the outstanding shares of Atmus common stock based on Atmus’ review of the reports regarding ownership filed with the SEC.
Beneficial ownership is determined in accordance with the rules of the SEC and includes any shares over which a person exercises sole or shared voting or investment power. Under these rules, beneficial ownership also includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 17, 2025 through the exercise of any stock option or other right. Shares subject to stock options or other rights are deemed to be outstanding for the purpose of computing the ownership percentage of the person beneficially holding these stock option or other rights but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person. Unless otherwise indicated, the address for each holder listed below is c/o Atmus Filtration Technologies Inc., 26 Century Boulevard, One Century Boulevard, One Century Place, Suite 500, Nashville, Tennessee 37214.

NAME AND ADDRESS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Stephanie J. Disher	34,354	*
Jack Kienzler	5,723	*
Renee Swan	9,808	*
Charles Masters	8,081	*
Toni Y. Hickey#	2,678	*
Stephen E. Macadam	32,083	*
R. Edwin Bennett	12,815	*
Diego Donoso	5,192	*
Gretchen R. Haggerty	19,882	*
Jane A. Leipold	14,033	*
Stuart A. Taylor II	5,192	*
All directors and executive officers as a group, a total of 11 persons	149,841	*
The Vanguard Group(1)	8,404,556	10.08%
BlackRock, Inc.(2)	6,041,018	7.2%
T. Rowe Price Associates, Inc.(3)	4,262,408	5.1%
Eminence Capital, LP(4)	4,592,614	5.5%
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*Less than 1%.
#Based on best information available to the Company.

(1) As of March 17, 2025, based on information set forth in a Schedule 13G filed with the SEC on June 10, 2024 by The Vanguard Group (“Vanguard”). Vanguard’s business address is 100 Vanguard Blvd., Malvern, PA 19355. Represents (i) 8,218,583 shares for which Vanguard has sole dispositive power, (ii) 185,973 shares for which Vanguard has shared dispositive power, (iii) no shares for which Vanguard has sole voting power, and (iv) 114,633 shares for which Vanguard has shared voting power.
(2) As of March 17, 2025, based on information set forth in a Schedule 13G filed with the SEC on October 25, 2024 by BlackRock, Inc. (“BlackRock”). BlackRock’s business address is 50 Hudson Yards, New York, NY 10001. Represents (i) 6,041,018 shares for which BlackRock has sole dispositive power, (ii) no shares for which BlackRock has shared dispositive power, (iii) 5,949,867 shares for which BlackRock has sole voting power, and (iv) no shares for which BlackRock has shared voting power.
(3) As of March 17, 2025, based on information set forth in a Schedule 13G filed with the SEC on February 14, 2025 by T. Rowe Price Associates, Inc. (“T. Rowe”). T. Rowe’s business address is 100 E. Pratt Street, Baltimore, MD 21202. Represents (i) 4,26,2408 shares for which T. Rowe has sole dispositive power, (ii) no shares for which T. Rowe has shared dispositive power, (iii) 4,183,991 shares for which T. Rowe has sole voting power, and (iv) no shares for which T. Rowe has shared voting power.
(4) As of March 17, 2025, based on information set forth in a Schedule 13G filed with the SEC on February 14, 2025 by Eminence Capital, LP (“Eminence”). Eminence’s business address is 399 Park Avenue, 25th Floor, New York, NY 10022. Represents (i) no shares for which Eminence has sole dispositive power, (ii) 4,592,614 shares for which Eminence has shared dispositive power, (iii) 0 shares for which Eminence has sole voting power, and (iv) 4,281,520 shares for which Eminence has shared voting power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based on a review of reports required to be filed with the SEC during 2024 by directors, officers and beneficial owners of more than ten percent of the outstanding shares of common stock of the Company pursuant to Section 16(a) of the Exchange Act, and a review of written representations provided by them to the Company, we believe that our directors and executive officers timely complied with the requirements of Section 16(a) of the Exchange Act during 2024.
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STOCKHOLDER PROPOSALS
A proposal for action or the nomination of a director to be presented by any stockholder at the 2025 annual meeting of stockholders must be delivered in the manner and accompanied by the information required in our bylaws.
(1)Matters for Inclusion in the Proxy Statement for the 2026 Annual Meeting of Stockholders. For a stockholder proposal to be included in our proxy materials for our 2026 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received at the office of the Assistant Corporate Secretary no later than December 3, 2025 (no later than 120 calendar days before the anniversary of the first mailing of these proxy materials).
(2)Proposals not to be included in our Proxy Statement: Any stockholder proposal that is submitted for consideration at the 2026 annual meeting of stockholders, but not for inclusion in our proxy materials, must be received at the office of the Assistant Corporate Secretary no earlier than 5:00 pm Eastern Time on January 20, 2026, and no later than 5:00 pm Eastern Time on February 19, 2026.
(3)In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than December 21, 2025 (no later than 150 calendar days prior to the anniversary of the previous year’s annual meeting of stockholders).
Our bylaws are available on our website at located at www.atmus.com. Stockholder proposals, director nominations and requests for copies of our bylaws should be delivered to Atmus Filtration Technologies Inc. c/o Assistant Corporate Secretary, 26 Century Boulevard, One Century Place, Suite 500, Nashville, Tennessee 37214.
REDUCE DUPLICATE MAILINGS
To reduce duplicate mailings, we are now sending only one copy of the Notice and, if you requested printed versions by mail, this Proxy Statement and/or our 2024 Annual Report on Form 10-K to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders. Upon written or oral request, we will promptly deliver a separate copy of these documents, as applicable, to any stockholder at a shared address.
Stockholders sharing an address who are currently receiving multiple copies of the Notice, Annual Report on Form 10-K and/ or Proxy Statement may also request delivery of a single copy. Stockholders may make a request by writing to Atmus Filtration Technologies Inc. c/o Assistant Corporate Secretary, 26 Century Boulevard, One Century Place, Suite 500, Nashville, Tennessee 37214.
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APPENDIX A

NON-GAAP FINANCIAL MEASURES
We use non-GAAP (Generally Accepted Accounting Principles) financial information in this Proxy Statement and believe it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results and provide additional insight and transparency on how we evaluate our business. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. We believe the non-GAAP measures should always be considered along with the related U.S. GAAP financial measures.
We provide the following definitions for the non-GAAP financial measures used in this Proxy Statement:
•“EBITDA” is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and “EBITDA margin” is defined as EBITDA as a percent of net sales.
•“Adjusted EBITDA” is defined as EBITDA after adding back certain one-time expenses, reflected in cost of sales and selling, general and administrative expenses, associated with becoming a standalone public company and one-time restructuring costs and “Adjusted EBITDA margin” is defined as Adjusted EBITDA as a percent of net sales.
•“Free cash flow” is defined as cash flows provided by (used for) operating activities less capital expenditures and “Adjusted free cash flow” is defined as Free cash flow after adding back certain one-time capital expenditures and other separation related costs associated with becoming a standalone public company and one-time restructuring costs.
Reconciliations of adjusted results to the most directly comparable GAAP measures are as follows:

	For the Years Ended December 31,
	2024	2023	2022
	(in millions)
NET INCOME	$185.6	$171.3	$170.4
Plus:
Interest expense	40.6	25.8	0.7
Income tax expense	49.2	55.1	41.6
Depreciation and amortization	24.8	21.5	21.6
EBITDA (non-GAAP)	$300.2	$273.7	$234.3
Plus:
One-time restructuring costs	$4.1	$—	$—
One-time separation costs(a)	$25.2	$28.6	$9.0
Adjusted EBITDA (non-GAAP)	$329.5	$302.3	$243.3
Net sales	$1,669.6	$1,628.1	$1,562.1
Net income margin	11.1%	10.5%	10.9%
EBITDA margin (non-GAAP)	18.0%	16.8%	15.0%
Adjusted EBITDA margin (non-GAAP)	19.7%	18.6%	15.6%
(a) Primarily comprised of one-time expenses related to information technology, warehousing and human resources separation costs

	For the Years Ended December 31,
	2024	2023	2022
	(in millions)
Cash provided by operating activities	$105.4	$189.0	$165.7
Less:
Capital expenditures	$48.6	$45.8	$37.5
Free cash flow (non-GAAP)	$56.8	$143.2	$128.2
Plus:
One-time restructuring costs	$4.1	$—	$—
One-time separation capital expenditures	$15.0	$9.2	$0.5
Other one-time separation related(a)	$38.6	$—	$—
Adjusted free cash flow (non-GAAP)	$114.5	$152.4	$128.7
(a) Primarily comprised of one-time working capital inefficiencies associated with the move from intercompany settlement terms with Cummins to standalone practices.

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APPENDIX B

PROPOSED SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF ATMUS FILTRATION TECHNOLOGIES INC.
Atmus Filtration Technologies Inc. (the “Corporation”), existing pursuant to the General Corporation Law of the State of Delaware, as amended (the “Corporation Law”), hereby certifies as follows:
1.The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on April 1, 2022 (the “Original Certificate of Incorporation”).
2.This Second Amended and Restated Certificate of Incorporation, which restates and amends the ~~Original~~ Amended and Restated Certificate of Incorporation of the Corporation, has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the board of directors and ~~sole~~ stockholders of the Corporation~~, acting by written consent in lieu of a meeting in accordance with Section 228 of the Corporation Law~~.
3.This Second Amended and Restated Certificate of Incorporation (as amended and restated, the “Certificate of Incorporation”) shall become effective ~~when filed~~ upon filing with the Secretary of State of the State of Delaware.
4.The ~~Original~~ Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:
ARTICLE I

Name and Registered Agent
Section 1.1.Name. The name of the Corporation is ATMUS FILTRATION TECHNOLOGIES INC.
Section 1.2.Registered Agent. The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE II

Purposes and Powers
Section 2.1.Purposes of the Corporation. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Corporation Law.
Section 2.2.Powers of the Corporation. The Corporation shall have (a) all powers now or hereafter authorized by or vested in corporations pursuant to the provisions of the Corporation Law;
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(b) all powers now or hereafter vested in corporations by common law or any other statute or act; and (c) all powers authorized by or vested in the Corporation by the provisions of this Certificate of Incorporation or by the provisions of its By-Laws as from time to time in effect.
ARTICLE III

Term of Existence
Section 3.1.The period during which the Corporation shall continue is perpetual.
ARTICLE IV

Capital Stock
Section 4.1.Authorized Classes and Number of Shares. The total number of shares of stock which the Corporation has authority to issue shall be 2,100,000,000 shares, consisting of 2,000,000,000 shares of common stock (“Common Stock”) and 100,000,000 shares of preferred stock (“Preferred Stock”). The shares of Common Stock have a par value of $0.0001 per share. The shares of Preferred Stock do not have any par or stated value, except that, solely for the purpose of any statute or regulation imposing any tax or fee based upon the capitalization of the Corporation, the Corporation’s shares of Preferred Stock shall be deemed to have a par value of $0.0001 per share.
Section 4.2.General Terms of All Shares.
(a)Fully Paid and Nonassessable Shares. When the Corporation receives the consideration for which the Board of Directors of the Corporation (the “Board”) authorized the issuance of shares, the shares issued therefor shall be fully paid and nonassessable.
(b)Dividends and Other Distributions. Subject to the rights of the holders of any Preferred Stock, holders of shares of Common Stock shall be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor.
Section 4.3.Common Stock.
(a)Subordination of Classes. The shares of the Common Stock are and shall be subject to the relative rights, preferences, qualifications, limitations or restrictions of any class or series of any Preferred Stock now or hereafter issued by the Corporation.
(b)Voting Rights. Each outstanding share of Common Stock shall, when validly issued by the Corporation, entitle the record holder thereof to one vote at all stockholders’ meetings on all matters submitted to a vote of the stockholders of the Corporation. Except as otherwise provided by the Corporation Law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or the Corporation Law.
(c)Other Terms of Common Stock. The shares of Common Stock shall be equal in every other respect insofar as their relationship to the Corporation is concerned, but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of shares by the Corporation. Subject to the rights of the holders of any outstanding shares of Preferred Stock, the
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holders of shares of Common Stock shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions or other acquisitions of shares by the Corporation), if any, as are declared and paid from time to time on shares of the Common Stock at the discretion of the Board. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, after payment shall have been made to the holders of the shares of Preferred Stock of the full amount to which they shall be entitled under this Certificate of Incorporation, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of the shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.
Section 4.4.Preferred Stock.
(a)Creation of Series. The shares of the Preferred Stock may be issued in one or more series. The designations, relative rights, preferences, qualifications, limitations and restrictions of the Preferred Stock of each series shall be such as are stated and expressed in this Certificate of Incorporation. Subject to the requirements of the Corporation Law and subject to all other provisions of this Certificate of Incorporation, the Board is hereby authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval by filing a certificate pursuant to the applicable law of the State of Delaware (the “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, par or stated value, if any, of such series of Preferred Stock and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualification, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:
(I)the designation of the series, which may be by distinguishing number, letter or title;
(II)the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);
(III)the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;
(IV)the dates on which dividends, if any, shall be payable;
(V)the redemption rights and price or prices, if any, for shares of the series;
(VI)the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;
(VII)the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(VIII)whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or
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exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;
(IX)restrictions on the issuance of shares of the same series or any other class or series;
(X)the voting rights, if any, of the holders of shares of the series generally or upon specified events; and
(XI)any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares.
all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.
Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by the Corporation Law.
ARTICLE V

Board of Directors
Section 5.1.Election of Directors. Election of directors need not be by written ballot unless the By-Laws shall so require.
Section 5.2.Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined solely by the resolution of the Board in its sole and absolute discretion.
Section 5.3.Number. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be fixed from time to time solely by resolution of the majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” will mean the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.
Section 5.4.Classes of Directors and Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, until the election of directors at the 2028 annual meeting of stockholders, the Board shall be ~~and is~~ divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board. ~~The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III at the time such classification becomes effective.~~ Any director elected prior to the 2026 annual meeting of stockholders shall hold office for a term expiring on the date of the annual meeting of stockholders held in the third year following the year of their election, unless the term of the class to which such director is appointed provides otherwise. Each director elected at the 2026 annual meeting of stockholders will be elected for a term expiring at the 2027 annual meeting of stockholders. Each director elected at the 2027 annual meeting of stockholders will be elected for a term expiring at the 2028 annual meeting of stockholders. At the 2028 annual meeting of stockholders and at each annual meeting of stockholders
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thereafter, all directors will be elected for a term expiring at the next annual meeting of stockholders. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall hold office until the annual meeting of stockholders at which such director’s term expires; provided, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal.

Section 5.5.[Reserved.]~~Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Corporation’s first annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at the Corporation’s second annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; and each director initially assigned to Class III shall serve for a term expiring at the Corporation’s third annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal.~~
Section 5.6.Vacancies. ~~For so long as Cummins (as defined below) Beneficially Owns shares of capital stock representing, in the aggregate, a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote in elections of directors, vacancies occurring on the Board, including those arising from any newly created directorships, may only be filled by (a) an affirmative vote of any stockholders holding shares of capital stock representing, in the aggregate, a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation, whether such vote is of Cummins as a voting stockholder or Cummins as a voting stockholder together with any other voting stockholders, or (b) a majority of the directors then in office who are employees of Cummins (although less than a quorum). From and after the first date on which Cummins ceases to Beneficially Own shares of capital stock representing, in the aggregate, a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote in elections of directors, (a) v~~Vacancies, including those arising from any newly created directorships, occurring in the Board shall be filled in the manner provided in the By-Laws or, if the By-Laws do not provide for the filling of vacancies, in the manner provided by the Corporation Law.~~, and (b) t~~The By-Laws may also provide that in certain circumstances specified therein, vacancies occurring in the Board may be filled by vote of the stockholders at a special meeting called for that purpose or at the next annual meeting of stockholders.
Section 5.7.Removal of Directors. ~~For so long as Cummins Beneficially Owns shares of capital stock representing, in the aggregate, a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote in elections of directors, any director or the entire Board may be removed from office at any time, with or without cause, by an affirmative vote of any stockholders holding shares of capital stock representing, in the aggregate, a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation, whether such vote is of Cummins as a voting stockholder or Cummins as a voting stockholder together with any other voting stockholders. From and after the first date on which Cummins ceases to Beneficially Own shares of capital stock representing, in the aggregate, a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote in elections of directors, any director or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote thereon.~~ Subject to the rights of any holders of any series of Preferred Stock to elect directors, any or all of the directors may be removed from office at
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any time, with or without cause, by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote thereon; provided, that any director who is serving a three-year term prior to the 2028 annual meeting of stockholders may be removed only for cause.

Section 5.8.Election of Directors by Holders of Preferred Stock. The holders of one or more series of Preferred Stock may be entitled to elect all or a specified number of directors, but only to the extent and subject to limitations as set forth in Section 4.4 of this Certificate of Incorporation.

ARTICLE VI

Stockholders
Section 6.1.Special Meetings of Stockholders. Except as otherwise required by the Corporation Law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation shall be called only by: (a) the Board or~~;~~ (b)~~;~~ the Chair of the Board~~; or (c) for so long as Cummins Beneficially Owns shares of capital stock representing, in the aggregate, a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote in elections of directors, the Secretary of the Corporation, following the receipt of one or more written demands from stockholders of record who own, in the aggregate, at least a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation then entitled to vote on the matter or matters to be brought before the proposed special meeting. From and after the first date on which Cummins ceases to Beneficially Own shares of capital stock representing, in the aggregate, a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote in elections of directors, t~~The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).
Section 6.2.Stockholder Action. Subject to the terms of any series of Preferred Stock~~, until the first date on which Cummins ceases to Beneficially Own shares of capital stock representing, in the aggregate, a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote in elections of directors, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted. From and after the first date on which Cummins ceases to Beneficially Own shares of capital stock representing, in the aggregate, a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote in elections of directors,~~ any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
ARTICLE VII

[Reserved.] ~~Certain Relationships and Transactions~~
~~Section 7.1.General. In recognition and anticipation that (a) the Corporation will not be a wholly-owned subsidiary of Cummins and that Cummins will be a controlling stockholder of the Corporation, (b) directors, officers and/or employees of Cummins may serve as directors, officers and/or employees of the Corporation, (c) Cummins may engage in the same, similar or related lines~~
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~~of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, (d) Cummins may have an interest in the same areas of corporate opportunity as the Corporation and Affiliated Companies, and (e) as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and obligations of the Corporation and of Cummins, and the duties of any directors, officers and/or employees of the Corporation who are also directors, officers and/or employees of Cummins, be determined and delineated in respect of any transactions between, or corporate opportunities that may be suitable for both, the Corporation and Affiliated Companies, on the one hand, and Cummins, on the other hand, the sections of this ARTICLE VII shall to the fullest extent permitted by the Corporation Law regulate and define the conduct of certain of the business and affairs of the Corporation in relation to Cummins and the conduct of certain affairs of the Corporation as they may involve Cummins and its directors, officers and/or employees, and the power, rights, duties and liabilities of the Corporation and its director, officers, employees and stockholders in connection therewith.~~
~~For purposes of this ARTICLE VII, “corporate opportunities” shall include, but not be limited to, business opportunities which the Corporation or Affiliated Companies are financially able to undertake, which are, from their nature, in the line of the Corporation’s or Affiliated Companies’ business, are of practical advantage to it and are ones in which the Corporation or Affiliated Companies would have an interest or a reasonable expectancy, and in which, by embracing the opportunities or allowing such opportunities to be embraced by Cummins, the self-interest of Cummins or its directors, officers and/or employees will be brought into conflict with that of the Corporation or Affiliated Companies.~~

~~Nothing in this ARTICLE VII creates or is intended to create any fiduciary duty on the part of Cummins, the Corporation, any Affiliated Company, or any stockholder, director, officer or employee of any of them that does not otherwise exist under the Corporation Law and nothing in this~~
~~ARTICLE VII expands any such duty of any such person that may now or hereafter exist under Delaware law.~~

~~Section 7.2.Certain Agreements and Transactions Permitted. The Corporation may from time to time enter into and perform, and cause or permit any Affiliated Company to enter into and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with Cummins pursuant to which the Corporation or an Affiliated Company, on the one hand, and Cummins, on the other hand, agree to engage in transactions of any kind or nature with each other and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate, and to cause their respective directors, officers and/or employees (including any who are directors, officers and/or employees of both) to allocate corporate opportunities between them or to refer corporate opportunities to each other. No such agreement, or the performance thereof by the Corporation or any Affiliated Company, or Cummins, shall, to the fullest extent permitted by the Corporation Law, be considered contrary to any fiduciary duty that any director, officer or employee of the Corporation or any Affiliated Company who is also a director, officer or employee of Cummins, may owe or be alleged to owe to the Corporation or any such Affiliated Company, or to any stockholder thereof, or any legal duty or obligation Cummins may be alleged to owe on any basis, notwithstanding the provisions of this Certificate of Incorporation stipulating to the contrary. To the fullest extent permitted by the Corporation Law, no director, officer or employee of the Corporation who is also a director, officer or employee of Cummins shall have or be under any fiduciary duty to the Corporation or any Affiliated Company to refer any corporate opportunity to the Corporation or any Affiliated Company or to refrain from acting on behalf of the Corporation or any Affiliated Company or of Cummins in respect of any such agreement or transaction or performing any such agreement in accordance with its terms.~~
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~~Section 7.3.Authorized Business Activities. Without limiting the other provisions of this ARTICLE VII, neither Cummins nor any of its directors, officers or employees shall have any duty to communicate information regarding a corporate opportunity to the Corporation or to refrain from (a) engaging in the same or similar activities or lines of business as the Corporation, (b) doing business with any client, customer or vendor of the Corporation or (c) employing or otherwise engaging any director, officer or employee of the Corporation. To the fullest extent permitted by the Corporation Law, no officer, director or employee of the Corporation who is also a director, officer or employee of Cummins shall be deemed to have breached his or her fiduciary duties, if any, to the Corporation solely by reason of Cummins or any such director, officer or employee engaging in any such activity.~~
~~Section 7.4.Corporate Opportunities. Except as otherwise agreed in writing between the Corporation and Cummins, for so long as Cummins (a) Beneficially Owns shares of capital stock representing, in the aggregate, at least ten percent (10%) of the total voting power of the outstanding shares of all classes of capital stock of the Corporation or (b) otherwise has one or more directors, officers or employees serving as a director, officer or employee of the Corporation, in the event that a director, officer or employee of the Corporation who is also a director, officer or employee of Cummins acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and Cummins, such director, officer or employee shall to the fullest extent permitted by the Corporation Law have fully satisfied and fulfilled his or her fiduciary duty, if any, with respect to such corporate opportunity regardless of whether such opportunity is presented to the Corporation, and the Corporation to the fullest extent permitted by the Corporation Law renounces any interest or expectancy in such corporate opportunity and waives any claim that such corporate opportunity should have been presented to the Corporation or any Affiliated Company. The foregoing policy, and the action of any director, officer or employee of Cummins, the Corporation or any Affiliated Company taken in accordance with, or in reliance upon, the foregoing policy or in entering into or performing any agreement, transaction or arrangement is deemed and presumed to be fair to the Corporation.~~
~~Except as otherwise agreed in writing between the Corporation and Cummins, if a director, officer or employee of the Corporation, who also serves as a director, officer or employee of Cummins, acquires knowledge of a potential corporate opportunity for both the Corporation and Cummins in any manner not addressed by this ARTICLE VII, such director, officer or employee shall have no duty to communicate or present such corporate opportunity to the Corporation and shall to the fullest extent permitted by the Corporation Law not be liable to the Corporation or its stockholders for breach of fiduciary duty as a director, officer or employee of the Corporation by reason of the fact that Cummins or such director, officer or employee pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or does not present such corporate opportunity to the Corporation, and the Corporation to the fullest extent permitted by the Corporation Law renounces any interest or expectancy in such corporate opportunity and waives any claim that such corporate opportunity should have been presented to the Corporation.~~

~~Section 7.5.Delineation of Indirect Interests. To the fullest extent permitted by the Corporation Law, no director, officer or employee of the Corporation or any Affiliated Company shall be deemed to have an indirect interest in any matter, transaction or corporate opportunity that may be received or exploited by, or allocated to, Cummins, merely by virtue of being a director, officer or employee of Cummins, unless (a) such director, officer or employee’s role with Cummins involves direct responsibility for such matter, (b) in his or her role with Cummins, such director, officer or employee exercises supervision over such matter, or (c) the compensation of such director, officer or employee is materially affected by such matter. Such director, officer or employee’s compensation shall not be deemed to be materially affected by such matter if it is only affected by virtue of its effect on the value of Cummins’ capital stock generally or on Cummins’s results or performance on an enterprise-wide basis.~~
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~~Section 7.6.Special Approval Procedures. If, notwithstanding the provisions of this ARTICLE VII, it is deemed desirable by Cummins, the Corporation or an Affiliated Company or any other party that the Corporation take action with specific regard to a particular transaction, corporate opportunity or a type or series of transactions or corporate opportunities to ensure, out of an abundance of caution, that such transaction or transactions or corporate opportunities are not voidable, or that such a corporate opportunity or opportunities are effectively disclaimed, the Corporation may employ any of the following procedures: (a) the material facts of the transaction or corporate opportunity and the director’s, officer’s or employee’s interest therein are disclosed or known to the Board or a duly appointed committee of the Board and the Board or such committee authorizes, approves, or ratifies the transaction or corporate opportunity by the affirmative vote or consent of a majority of the directors (or committee members) who have no direct or indirect interest in the transaction or corporate opportunity and, in any event, of at least two directors (or committee members); or (b) the material facts of the transaction or corporate opportunity and the director’s interest therein are disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such transaction.~~
~~The interested director or directors may be counted in determining the presence of a quorum at such meeting. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any actions taken under clause (a) above.~~

~~One or more matters, transactions or corporate opportunities approved pursuant to any of the foregoing procedures are not void or voidable and shall not give rise to any equitable relief or damages or other sanctions against any director, officer, employee or stockholder (including Cummins) of the Corporation on the ground that the matter, transaction or corporate opportunity should have first been offered to the Corporation. Nothing in this ARTICLE VII requires any matter to be considered by the Board or the stockholders of the Corporation and, in all cases, directors, officers and employees of the Corporation are authorized to refrain from bringing a matter otherwise addressed in this ARTICLE VII before the Board or the stockholders for consideration unless such matter is required to be considered by the Board or stockholders, as applicable, under the Corporation Law. This ARTICLE VII shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common, equitable or statutory law applicable thereto.~~

ARTICLE VIII

By-Laws of the Corporation
Section 8.1.By-Laws. ~~For so long as Cummins Beneficially Owns shares of capital stock representing, in the aggregate, a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote in elections of directors, the By-Laws of the Corporation may be amended or repealed by a majority of the entire number of directors, without any action on the part of the stockholders. From and after the first date on which Cummins ceases to Beneficially Own shares of capital stock representing, in the aggregate, a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote in elections of directors, (a) t~~The By-Laws of the Corporation may be amended or repealed by the Board by the affirmative vote of a majority of the entire number of directors without any action on the part of the stockholders, and ~~(b)~~ the stockholders shall also have power to adopt, amend or repeal the By-Laws of the Corporation, with the affirmative vote of stockholders possessing at least ~~seventy-five percent (75%)~~ a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote thereon.
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ARTICLE IX

Other Provisions
Section 9.1.Severability. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by the Corporation Law.
Section 9.2.Amendment or Repeal. The Corporation reserves the right to amend, alter, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Corporation Law, and all rights conferred herein are granted subject to this reservation. ~~Notwithstanding any other provisions of this Certificate of Incorporation (and notwithstanding the fact that a lesser affirmative vote may be specified by law), beginning on the first date on which Cummins ceases to Beneficially Own a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote thereon, the affirmative vote of stockholders possessing at least seventy-five percent (75%) of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote thereon, considered for this purpose as one class, shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, ARTICLE V, ARTICLE VI, ARTICLE VIII and this Section 9.2.~~
Section 9.3.Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by the Corporation Law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action arising pursuant to any provision of the Corporation Law or this Certificate of Incorporation or the By-Laws (as either may be amended from time to time); or (d) any action asserting a claim governed by the internal affairs doctrine. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.3.
Section 9.4.Personal Jurisdiction. If any action the subject matter of which is within the scope of Section ~~7~~9.3 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section ~~7~~9.3 (an “FSC Enforcement Action”) and (b) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
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Section 9.5.Captions. The captions of the Articles and Sections of this Certificate of Incorporation have been inserted for convenience of reference only and do not in any way define, limit, construe or describe the scope or intent of any Article or Section hereof.
Section 9.6.Nonliability of Stockholders. Stockholders of the Corporation are not personally liable for the acts or debts of the Corporation, nor is private property of stockholders subject to the payment of corporate debts.
~~Section 9.7.Certain Definitions. As used in this Certificate of Incorporation,~~
~~(a)“Cummins” shall mean Cummins Inc., an Indiana corporation, any and all successors to Cummins by way of merger, consolidation or sale of all or substantially all of its assets, and any and all corporations, partnerships, joint ventures, limited liability companies, associations and other entities (I) in which Cummins owns, directly or indirectly, more than fifty percent (50%) of the outstanding voting stock, voting power, partnership interests or similar ownership interests, (II) of which Cummins otherwise directly or indirectly controls or directs the policies or operations or (III) that would be considered subsidiaries of Cummins within the meaning of Regulation S-K or Regulation S-X of the general rules and regulations under the Securities Act of 1933, as amended, now or hereafter existing; provided, however, that the term “Cummins” shall not include the Corporation or any entities (X) in which the Corporation owns, directly or indirectly, more than fifty percent (50%) of the outstanding voting stock, voting power, partnership interests or similar ownership interests, (Y) of which the Corporation otherwise directly or indirectly controls or directs the policies or operations or (Z) that would be considered subsidiaries of the Corporation within the meaning of Regulation S-K or Regulation S-X of the general rules and regulations under the Securities Act of 1933, as amended, now or hereafter existing (such entities under (X), (Y) and/or (Z), “Affiliated Companies”); and~~
~~(b)the term “Beneficially Own” shall have the meaning set forth in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.~~
ARTICLE X

Limitation of Liability; Indemnification
Section 10.1.Limitation of Liability. To the fullest extent permitted by the Corporation Law as it presently exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of, or repeal of this Section 10.1 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.
Section 10.2.Indemnification. The Corporation shall indemnify to the fullest extent permitted by the Corporation Law as it presently exists or may hereafter be amended any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that he, his testator, or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation. Any amendment, repeal, or modification of this Section 10.2 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

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ATMUS FILTRATION TECHNOLOGIES INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

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V64845-P28497

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ATMUS FILTRATION TECHNOLOGIES INC.

The Board of Directors recommends you vote "FOR" all director nominees.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. R. Edwin Bennett	☐	☐	☐
1b. Stephen E. Macadam	☐	☐	☐

The Board of Directors recommends you vote "FOR" proposals 2, 3, 4, 5 and 6.	**For**	**Against**	**Abstain**
2. Advisory vote to approve the executive compensation.	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP.	☐	☐	☐
4. Amendment to Certificate of Incorporation to declassify Board of Directors and phase-in annual director elections.	☐	☐	☐
5. Amendment to Certificate of Incorporation to eliminate supermajority voting provisions.	☐	☐	☐
6. Amendment to Certificate of Incorporation to eliminate legacy parent provisions.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

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V64846-P28497

ATMUS FILTRATION TECHNOLOGIES INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 20, 2025 9:00 A.M. CENTRAL TIME
This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Stephanie J. Disher and Tiffany B. Williams, and each of them individually, attorneys and proxies for the undersigned with full power of substitution, to act with respect to and to vote all shares which the undersigned is entitled to vote, with the powers the undersigned would possess if personally present, at the 2025 Annual Meeting of Stockholders of Atmus Filtration Technologies Inc., to be held live via the Internet at www.virtualshareholdermeeting.com/ATMU2025, on Tuesday, May 20, 2025, at 9:00 a.m., Central Time, and at any adjournments or postponements thereof, as directed on the reverse side with respect to the matters set forth on the reverse side, and with discretionary authority on all other matters that come before the meeting, all as more fully described in the Proxy Statement received by the undersigned stockholder. If no direction is made, the proxy will be voted: (a) "FOR" the election of the director nominees named on the reverse side, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side and (c) in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

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